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                                                                   EXHIBIT 10.46

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            SECOND AMENDED AND RESTATED SENIOR SECURED NOTE AGREEMENT

                                  BY AND AMONG

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.,

                           STARWOOD HOTELS & RESORTS,

                                 THE GUARANTORS

                                       AND

                          LEHMAN COMMERCIAL PAPER INC.,

                      AS ARRANGER AND ADMINISTRATIVE AGENT,

                         BT ALEX. BROWN INCORPORATED AND

                             CHASE SECURITIES INC.,

                             AS SYNDICATION AGENTS,

                                 AND THE LENDERS

                          -----------------------------


                          DATED AS OF DECEMBER 30, 1999

                           EFFECTIVE DECEMBER 30, 1999


                          -----------------------------

                                 $1,000,000,000





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         SECOND AMENDED AND RESTATED SENIOR SECURED NOTE AGREEMENT dated as of
December 30, 1999 (the "Agreement") by and among STARWOOD HOTELS & RESORTS WORLDWIDE, INC., a Maryland corporation (the "Borrower"), STARWOOD HOTELS & RESORTS, a Maryland real estate investment trust ("Starwood REIT"), and the other Persons listed on Schedule A hereto (collectively, including Starwood REIT and together with each Person that at any time becomes a party hereto by a Guarantor Joinder, the "Guarantors"), the holders of the Tranche Two Loans described below that are signatory hereto (the holders of such Tranche Two Loans, collectively and together with each Person that hereafter becomes a party hereto by Assignment and Acceptance, the "Lenders"), Lehman Commercial Paper Inc., as Administrative Agent (the "Administrative Agent"), and BT Alex. Brown Incorporated and Chase Securities Inc., as Syndication Agents (the "Syndication Agents").

                                    RECITALS

         On February 23, 1998, certain of the Lenders made loans ("Tranche One Loans") to the Borrower in an aggregate principal amount of $2,500,000,000 pursuant to a Senior Secured Increasing Rate Note Agreement dated as of February 23, 1998 (the "Original Agreement") among the Borrower, the Guarantors and the Lenders (or their predecessors-in-interest). The Original Agreement was amended by that certain Amended and Restated Secured Note Agreement dated as of August 27, 1998 by and among the Borrower, the Guarantors, the Lenders, the Administrative Agent and the Agents (the "First Amendment and Restatement"). On August 28, 1998, certain of the Lenders made additional loans ("Tranche Two Loans") in an aggregate principal amount of $1,000,000,000 pursuant to the First Amendment and Restatement.

         The outstanding principal of the Tranche One Loans, together with all unpaid interest accrued thereon, was paid in full on December 30, 1999. As of December 30, 1999, a principal balance of $1,000,000,000 was outstanding on the Tranche Two Loans and remains outstanding.

         The Borrower and the Guarantors have requested that the First Amendment and Restatement be amended and restated to reflect the repayment of the Tranche One Loans, the waiver by the holders of the Tranche Two Loans of their right to a mandatory prepayment of Exempted Proceeds identified herein and the other changes reflected herein. The First Amendment and Restatement is hereby amended and restated so as to read, in its entirety, as set forth herein.

         In the arrangement of the credit extended under the Loans, Lehman Commercial Paper Inc. has acted as Arranger and Administrative Agent, and BT Alex. Brown Incorporated and Chase Securities, Inc. have acted as Syndication Agents.

         ACCORDINGLY, the parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         SECTION 1.1 DEFINED TERMS. As used in this Agreement:

         "ACCELERATION DATE" means any date prior to the Maturity Date on which the Loans are declared to be, or become, immediately due and payable pursuant to
Section 8.2.

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         "ACQUIRED DEBT" means, with respect to any specified Person, (a)
Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (b) Indebtedness encumbering any asset acquired by such specified Person.

         "ACQUISITION" means the transactions contemplated in the Acquisition Agreement.

         "ACQUISITION AGREEMENT" means the Amended and Restated Agreement and Plan of Merger dated as of November 12, 1997, entered into by the Borrower, Starwood REIT, Chess Acquisition Corp. and ITT, as in effect on the date of the Original Agreement.

         "ADDITIONAL GUARANTOR" has the meaning specified in Section 11.11.

         "ADJUSTED MAXIMUM AMOUNT" has the meaning specified in Section 9.11(b).

         "ADMINISTRATIVE AGENT" means LCPI, acting in its capacity as administrative agent hereunder for the Lenders, together with its successors and assigns in such capacity.

         "AFFILIATE" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control of such Person. Neither any Lender nor any Affiliate of a Lender shall be an Affiliate of any Loan Party for purposes of this Agreement.

         "AFFILIATE GUARANTY" means the guaranty set forth in Article IX.

         "AFFILIATE TRANSACTION" has the meaning specified in Section 5.11.

         "AGGREGATE UNREIMBURSED PAYMENTS" has the meaning specified in Section 9.11(b).

         "APPLICABLE MARGIN" means 2.75% per annum.

         "ASSET SALE" means (a) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of assets or rights (including by way of a sale and leaseback) of the Borrower or Starwood REIT or any Restricted Subsidiary (each referred to in this definition as a "disposition") or (b) the issuance or sale of Equity Interests in any Restricted Subsidiary (other than Starwood REIT, after the Reorganization), whether in a single transaction or a series of related transactions, in each case, other than (i) a disposition of inventory or goods held in the ordinary course of business, (ii) the disposition of all or

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substantially all of the assets of the Borrower and Starwood REIT in a manner permitted pursuant to Article VI or any disposition that constitutes a Change of Control hereunder, (iii) any disposition that is a Restricted Payment or that is a dividend or distribution permitted under Section 5.7 or any Investment that is not prohibited thereunder or any disposition of cash or Cash Equivalents, (iv) any single disposition, or related series of dispositions, of assets with an aggregate fair market value of less than $5.0 million, (v) a transfer of assets among the Borrower, Starwood REIT or any Restricted Subsidiary, (vi) an issuance of Equity Interests by a Restricted Subsidiary to the Borrower, Starwood REIT or another Restricted Subsidiary, (vii) any sale, conveyance, transfer or other disposition of property that secures Non-Recourse Financing that is to or on behalf of the lender of such Non-Recourse Financing, (viii) any licensing of tradenames or trademarks or other intellectual property in the ordinary course of business by the Borrower, Starwood REIT or a Restricted Subsidiary, (ix)(A) the exchange of one or more lodging, gaming or leisure related properties and related assets held by the Borrower, Starwood REIT or any of their Restricted Subsidiaries for one or more lodging, gaming or leisure related properties and related assets of any other Person, provided, that if any other assets are received by the Borrower, Starwood REIT or any of their Restricted Subsidiaries, such other consideration is in cash or Cash Equivalents or in Investments that are not prohibited by Section 5.7 and any such cash or Cash Equivalents so received that shall be deemed to be Net Proceeds of an Asset Sale and applied in accordance with Section 5.10, and (B) the issuance of OP Units that are not Disqualified Stock as full or partial consideration for the acquisition of real estate properties and related assets, provided, that in the case of either (A) or (B), the Board of Directors has determined that the terms of any exchange or acquisition in excess of $50.0 million are fair and reasonable and that the fair market value of the assets received by the Borrower, Starwood REIT or a Restricted Subsidiary are equal to or greater than the fair market value of the assets exchanged or transferred.

         "ASSIGNED STARWOOD NOTE" means a promissory note in the amount of $2,127,996,246 assigned to Assigned Starwood Note LLC as part of the WD Disposition, as such note is in effect on the date of the Original Agreement.

         "ASSIGNED STARWOOD NOTE LLC" means WD Investment, LLC, a Delaware limited liability company, (i) the non-member manager of which shall be ITT and
(ii) the 100% member of which shall be WD Parent Corp.

         "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee, and delivered to the Borrower, in the form of Exhibit A or any other form approved by the Borrower and the Required Lenders.

         "BANK CREDIT FACILITY" means the Credit Agreement, dated as of February 23, 1998, among the Borrower, Starwood REIT, SLT Realty Limited Partnership and Chess Acquisition Corp. (and ITT, as its successor by merger), certain additional borrowers, various lenders and LCPI, as Syndication Agent, and Bankers Trust Company and The Chase Manhattan Bank, as Administrative Agents, together with the related documents thereto (including any guarantee agreements and security documents), in each case as such agreements may have been amended prior to the date hereof or may hereafter be amended (including any amendment and restatement thereof), supplemented, replaced, refinanced or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise


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restructuring (including increasing the amount of available borrowings thereunder (but only if such increase in borrowings is permitted by Section 5.9) or adding or deleting Subsidiaries of the Borrower or Starwood REIT as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

         "BANKRUPTCY LAW" means Title 11, United States Code, or any similar federal or state law for the relief of debtors.

         "BENEFICIARY" means each Person that holds, beneficially owns or is entitled to enforce any Guaranteed Obligation.

         "BOARD" means the Board of Governors of the Federal Reserve System of the United States or any successor.

         "BOARD OF DIRECTORS" means the Board of Directors of the Borrower or the Board of Trustees of Starwood REIT or any authorized committee thereof.

         "BORROWER" means Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation.

         "BUSINESS DAY" means any day that is not (a) a Saturday or a Sunday,
(b) any other day on which commercial banks in New York City are authorized or required by law to remain closed or (c) when used in connection with the determination or payment of interest with reference to the One-Month LIBO Rate, a day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "CAPITAL LEASE OBLIGATIONS" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "CAPITAL STOCK" means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "CASH EQUIVALENTS" means (a) United States dollars; (b)(i) direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or obligations fully guaranteed by the United States of America, (ii) obligations, debentures, notes or other evidence of indebtedness issued or guaranteed by any other agency or instrumentality of the United States, backed by the full faith and credit of the United States of America, (iii) interest-bearing demand or time deposits (which may be represented by certificates of deposit) issued by banks having general obligations rated (on the date of acquisition thereof) at least "A" by Standard & Poor's Ratings Services ("S&P") or "A2" by Moody's Investors Service, Inc. ("Moody's") (S&P and Moody's


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together with any other nationally recognized credit rating agency if neither of such corporations is then currently rating the pertinent obligations, a Rating Agency") or the equivalent by another Rating Agency, if applicable, or, if not so rated, secured at all times, in the manner and to the extent provided by law, by collateral security in clause (i) or (ii) of this definition, of a market value of no less than the amount of monies so invested, (iv) commercial paper rated (on the date of acquisition thereof) at least "A-1" or "P-1" or the equivalent by any Rating Agency issued by any Person, (v) repurchase obligations for underlying securities of the types described in clause (i) or (ii) above, entered into with any commercial bank or any other financial institution having long-term unsecured debt securities rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency in connection with which such underlying securities are held in trust or by a third-part custodian,
(vi) guaranteed investment contracts of any financial institution which has long-term debt rated (on the date of acquisition thereof) at least "A" o "A2" or the equivalent by any Rating Agency, (vii) obligations (including both taxable and nontaxable municipal securities) issued or guaranteed by, and any other obligations the interest on which is excluded from income for Federal income tax purposes issued by, any state of the United States of America or the District of Columbia or the Commonwealth of Puerto Rico or any political subdivision, agency, authority or instrumentality thereof, which issuer or guarantor has (A) short-term debt rated (on the date of acquisition thereof) at least "A-1" or "P-1" or the equivalent by any Rating Agency and (B) long-term debt rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency, (viii) investment contracts of any financial institution either
(A) fully secured by (1) direct obligations of the United States, (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States or (3) securities or receipts evidencing ownership interest in obligations or specified portions thereof described in clause (1) or (2), in each case guaranteed as full faith and credit obligations of the United States of America, having a market value at least equal to 102% of the amount deposited thereunder, or (B) with long-term debt rated (on the date of acquisition of such investment contract) at least "A" or "A2" or the equivalent by any Rating Agency and short-term debt rated (on the date of acquisition of such investment contract) at least "A-1" or "P-1" or the equivalent by any Rating Agency, (ix) a contract or investment agreement with a provider or guarantor (A) which provider or guarantor is rated (on the date of acquisition of such contract or investment agreement) at least "A" or "A2" or the equivalent by any Rating Agency (provided that if a guarantor is party to the rating, the guaranty must be unconditional and must be confirmed in writing prior to any assignment by the provider to another subsidiary of such guarantor), (B) providing that monies invested shall be payable without condition (other than notice) and without brokerage fee or other penalty, upon not more than two Business Days' notice for application when and as required and
(C) stating that such contract or agreement is unconditional, expressly disclaiming any right of setoff and providing for immediate termination in the event of insolvency of the provider and termination upon demand of the Borrower or any of its secured lenders or their agents after any payment or other covenant default by the provider, or (x) any debt instruments of any Person which instruments are rated (on the date of acquisition thereof) at least "A," "A2," "A-1" or "P-1" or the equivalent by any Rating Agency; provided that in each case of clauses (i) through (x), such investments are denominated in United States dollars and maturing not more than 13 months from the date of acquisition thereof; (c) investments in any money market fund which is rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating
Agency; (d) investments in mutual funds sponsored by any securities broker-dealer of recognized national standing having an investment policy that requires


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substantially all the invested assets of such fund to be invested in investments described in any one or more of the foregoing clauses and having a rating of at least "A" or "A2" or the equivalent by any Rating Agency; or (e) investments in both taxable and nontaxable (i) periodic auction reset securities which have final maturities between one and 30 years from the date of issuance and are repriced through a dutch auction or other similar method every 35 days or (ii) auction preferred shares which are senior securities of leveraged closed end municipal bond funds and are repriced pursuant to a variety of rate reset periods, in each case having a rating (on the date of acquisition thereof) of at least "A" or "A2" or the equivalent by any Rating Agency.

         "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of the First Amendment and Restatement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Entity after the date of the First Amendment and Restatement or (c) compliance by any Lender (or by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Entity made or issued after the date of the First Amendment and Restatement.

         "CHANGE OF CONTROL" means the occurrence of any of the following: (a) the sale, lease or transfer, in one or a series of transactions, of all or substantially all of the assets of the Borrower and Starwood REIT and the Restricted Subsidiaries, taken as a whole (other than to the Borrower, Starwood REIT and/or one or more of the Restricted Subsidiaries); (b) either the Borrower or Starwood REIT becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 20% or more of the total voting power of the Voting Stock of the Borrower and Starwood REIT; (c) the first day within any two-year period on which a majority of the members of the Board of Directors of the Borrower are not Continuing Directors; (d) the adoption of a plan relating to liquidation or dissolution of either the Borrower or Starwood REIT (except liquidation of (i) Starwood REIT into the Borrower and (ii) the Borrower into Starwood REIT); and
(e) from and after the Reorganization Date, Starwood REIT shall not for any reason be a Subsidiary of the Borrower; provided, however, that a "Change of Control" shall not include the Borrower's becoming the owner of 100% of the Class A Shares of Starwood REIT pursuant to the Reorganization.

         "CIGA" means CIGA SpA, an Italian company.

         "CLASS A EXCHANGEABLE PREFERRED SHARES" means the Class A Exchangeable Preferred Shares of the Borrower and Starwood REIT.

         "CLASS B EXCHANGEABLE PREFERRED SHARES" means the Class B Exchangeable Preferred Shares of Starwood REIT.


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         "CLASS A SHARES" means the common shares of beneficial interest in
Starwood REIT after the Reorganization.

         "CLASS B SHARES" means the new class of shares of beneficial interest of Starwood REIT to be paired with the common stock of the Borrower after the Reorganization.

         "CODE" means the Internal Revenue Code of 1986 and any regulation promulgated thereunder.

         "COLLATERAL" means all property upon which a Lien is at any time granted to or held by the Collateral Agent as security for any Senior Secured Liabilities.

         "COLLATERAL AGENT" means Bankers Trust Company, acting in its capacity as collateral agent for the holders of the Senior Secured Liabilities.

         "COMBINED ADJUSTED TOTAL ASSETS" means, with respect to the Borrower and Starwood REIT as of any date, the sum of (a) Combined Undepreciated Real Estate Assets on such date, (b) the book value, determined under GAAP, of all other tangible assets on such date of the Borrower, Starwood REIT and the Restricted Subsidiaries on a combined, consolidated basis, and (c) 50% of the book value, determined under GAAP, of all intangible assets on such date of the Borrower, Starwood REIT and the Restricted Subsidiaries on a combined, consolidated basis.

         "COMBINED CASH FLOW" means, with respect to the Borrower and Starwood REIT for any period, Combined Net Income for such period plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing Combined Net Income), plus (b) provision for taxes based upon net income or net profits of the Borrower and Starwood REIT and the Restricted Subsidiaries to the extent such provision for taxes was deducted in computing Combined Net Income (excluding any gaming revenue taxes), plus (c) Combined Interest Expense for such period to the extent such expenses were deducted in computing Combined Net Income, plus (d) Combined Depreciation and Amortization Expense for such period to the extent such expenses were deducted in computing Combined Net Income, minus (e) non-cash items increasing such Combined Net Income for such period, in each case, on a combined basis for the Borrower and Starwood REIT and the Restricted Subsidiaries and determined in accordance with GAAP. To the extent Combined Cash Flow includes any fiscal quarter ending on or prior to March 31, 1998, Combined Cash Flow shall be the sum of (i) the actual Combined Cash Flow for each fiscal quarter completed that began on or after April 1, 1998 and (ii) $1.651 billion, as an assumed allowance for Combined Cash Flow for the 12 months ended March 31, 1998, but as such amount may be adjusted on a pro forma basis (as provided in the definition of "Fixed Charge Coverage Ratio") for acquisitions or dispositions after the Original Closing Date, times a fraction, the numerator of which is the number of fiscal quarters included in such calculation that ended on or prior to March 31, 1998 and the denominator of which is four.

         "COMBINED DEBT" means, with respect to the Borrower and Starwood REIT at any date, the aggregate principal amount of Indebtedness outstanding on such date of the

Borrower, Starwood REIT and the Restricted Subsidiaries on a combined, consolidated basis determined in accordance with GAAP.

         "COMBINED DEPRECIATION AND AMORTIZATION EXPENSE" means, with respect to the Borrower and Starwood REIT for any period, the total amount of depreciation and amortization expense and other noncash expenses (excluding any noncash expense that represents an accrual, reserve or amortization of a cash expenditure for a past, present or future period) of the Borrower and Starwood REIT and the Restricted Subsidiaries for such period on a combined consolidated basis as defined in accordance with GAAP.

         "COMBINED FUNDS FROM OPERATIONS" means, with respect to the Borrower and Starwood REIT for any period, Combined Net Income for such period plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing Combined Net Income), plus (b) Combined Depreciation and Amortization Expense for such period to the extent such expenses were deducted in computing Combined Net Income, plus (c) amortization of debt issuance costs and deferred financing fees of the Borrower and its Restricted Subsidiaries on a combined consolidated basis to the extent deducted in computing Combined Net Income, minus (d) non-cash items increasing such Combined Net Income for such period, in each case, on a combined basis for the Borrower and Starwood REIT and the Restricted Subsidiaries and determined in accordance with GAAP, and plus (e) the allocable portion, based upon the ownership percentage, of funds from operations of unconsolidated investments.

         "COMBINED INTEREST EXPENSE" means, with respect to any period, without duplication, the sum of (a) combined consolidated interest expense of the Borrower, Starwood REIT and the Restricted Subsidiaries for such period, whether paid or accrued, to the extent such expense was deducted in computing Combined Net Income (including original issue discount, non-cash interest payments (other than in Equity Interests that are not Disqualified Stock), the interest component of Capital Lease Obligations, and net payments (if any, whether positive or negative) pursuant to Hedging Obligations, but excluding amortization of debt issuance costs and deferred financing fees), (b) commissions, discounts and other fees and charges paid or accrued with respect to letters of credit and bankers' acceptance financing and (c) to the extent not included above, the maximum amount of interest which would have to be paid by the Borrower or Starwood REIT or any Restricted Subsidiary under a Guaranty of Indebtedness of any other Person if such Guaranty were called upon. Notwithstanding the foregoing, Combined Interest Expense shall include (and, to the extent not already reflected therein, Combined Interest Expense shall be increased by) an amount (not less than zero) equal to the aggregate amount of cash interest payments made during the respective period in respect of the Assigned Starwood Note less the amounts paid during such period by WD Parent Corp. and Assigned Starwood Note LLC in respect of taxes, normal overhead and the VNU Preferred Stock (net of amounts received during such period by WD Parent Corp. in respect of Preferred Stock owned by it). To the extent Combined Interest Expense is determined for any fiscal quarter ending on or prior to March 31, 1998, Combined Interest Expense shall be the sum of (i) the actual Combined Interest Expense for each fiscal quarter completed that began on or after April 1, 1998 and (ii) $650 million, as an assumed allowance for Combined Interest Expense for the 12 months ended March 31, 1998, as such amount may be adjusted on a pro forma basis (as provided in the definition of "Fixed Charge

Coverage Ratio") for borrowings and repayments after the Original Closing Date, times a fraction, the numerator of which is the number of fiscal quarters included in such calculation that ended on or prior to March 31, 1998 and the denominator of which is four.

         "COMBINED NET INCOME" means, with respect to the Borrower and Starwood REIT for any period, the aggregate of the Net Income of the Borrower and Starwood REIT and the Restricted Subsidiaries for such period, on a combined consolidated basis, determined in accordance with GAAP; provided, however, that
(a) the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period, (b) the Net Income of any Person acquired in a pooling of interests transaction shall not be included for any period prior to the date of such acquisition, (c) the Net Income for such period of any Restricted Subsidiary that is not a Guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived, and (d) the cumulative effect of a change in accounting principles shall be excluded.

         "COMBINED UNDEPRECIATED REAL ESTATE ASSETS" means, as of any date, the cost (being the original cost to the Borrower, Starwood REIT or any Restricted Subsidiary, plus capital improvements) of real estate assets of the Borrower, Starwood REIT and the Restricted Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a combined, consolidated basis in conformity with GAAP.

         "COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make one or more Loans hereunder on or after the effective date of the First Amendment and Restatement in the amount set forth on Schedule B to the First Amendment and Restatement, as the same may be reduced or terminated from time to time in accordance with the terms of this Agreement and as the same may be adjusted from time to time as a result of assignments to or from such Lender in accordance with the terms of this Agreement, and otherwise subject to the terms and conditions set forth herein.

         "COMMITMENT PERCENTAGE" means a fraction (expressed as a percentage) the numerator of which is the amount of such Lender's Commitment at such time and the denominator of which is the aggregate amount of all Lenders' Commitments at such time, provided, that if the Commitments have been terminated as of the date of determination, then the Commitment Percentage shall be determined as of the time immediately prior to such termination.

         "CONTINUING DIRECTOR" means, as of any date of determination, any member of the Board of Directors who (a) was a member of such Board of Directors on the date of this Agreement or (b) was nominated for election or elected to such Board of Directors with, or whose election to the Board of Directors was approved by, the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

         "CREDIT FACILITY DOCUMENTS" means the Bank Credit Facility and each note, each banker's acceptance, the ITT acknowledgment, the guaranty of the Bank Credit Facility, the Pledge Agreement, each subordination agreement and any other guaranties, pledge agreements or additional security documents, in each case, as executed and delivered in accordance with the Bank Credit Facility.

         "CREDIT FACILITY LIABILITIES" means all Obligations and other amounts owing to the agents, the Collateral Agent or any lender from time to time party to the Bank Credit Facility pursuant to the terms of the Bank Credit Facility or any other Credit Facility Document.

         "CUSTODIAN" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         "DEFAULT" means any event that is, or after the passage of time or the giving of notice (or both) would be, an Event of Default.

         "DISCHARGE OF THE NOTE LIABILITIES" means that all obligations of the Lenders to extend credit under the Original Agreement, the First Amendment and Restatement and this Agreement have expired or been terminated and have been absolutely, unconditionally and irrevocably discharged and the Senior Secured Notes and all other Note Liabilities at any time created, incurred or outstanding (except Obligations for indemnification which are then contingent and in respect of which no claim or demand has then been made) have been fully, finally and indefeasibly paid in cash.

         "DISCLOSURE SCHEDULE" means the schedules attached to the Bank Credit Facility as of the Original Closing Date.

         "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part on, or prior to, September 1, 2003; provided, however, that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Borrower and/or Starwood REIT to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control or an Asset Sale occurring prior to the final maturity of the Senior Secured Notes shall not constitute Disqualified Stock if the change of control provisions, event of loss provisions, or asset sale provisions, as the case may be, applicable to such Capital Stock specifically provide that the Borrower and Starwood REIT will not repurchase or redeem any such stock pursuant to such provisions prior to the Borrower's and Starwood REIT's compliance with the provisions of Section 5.10 and Section 5.14.

         "DOLLARS" or "$" means such lawful currency of the United States of America as may at the time be legal tender for the payment of debts therein.

         "EFFECTIVE DATE" means the date on which the conditions referred to in
Section 3.1 are satisfied (or waived in accordance with Section 11.2).

         "ELIGIBLE HEDGING LIABILITIES" means Hedging Obligations that, pursuant to the Bank Credit Facility, are secured by the Lien of the Pledge Agreement on a pari passu basis with all other Credit Facility Liabilities.

         "EMPLOYEE STOCK BUYBACKS" has the meaning specified in Section 5.9.

         "ENGAGEMENT LETTERS" means the engagement agreements dated as of February 23, 1998 and August 17, 1998, each by and among the Borrower, Starwood REIT, Lehman Brothers and LCPI.

         "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "EVENT OF DEFAULT" means any event specified in Section 8.1.

         "EXCESS PROCEEDS" has the meaning specified in Section 5.10.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934.

         "EXCHANGE ACT DOCUMENTS" means any and all reports and filings made by any Loan Party with the SEC pursuant to the Exchange Act after January 1, 1996 and prior to the date of this Agreement.

         "EXCLUDED DEFAULT" means the acceleration of not more than $225,000,000 in Existing Debt based or predicated upon the consummation of the Acquisition, if such Indebtedness is paid in full and discharged within five Business Days from the date of such acceleration.

         "EXCLUDED TAXES" means, with respect to any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed under the laws of the United States of America at the time such Foreign Lender becomes a party to this Agreement or becomes a Foreign Lender on amounts payable to such Foreign Lender under this Agreement.

         "EXEMPTED PROCEEDS" means any and all Securities Proceeds arising from the transactions contemplated by the Stock Purchase Agreement dated as of April 27, 1999, among the Borrower and certain of its Subsidiaries and Park Place Entertainment Corporation, as amended.

         "EXISTING DEBT" means (a) the Class A Exchangeable Preferred Shares, the Class B Exchangeable Preferred Shares, the Preferred Partnership Units in both SLC Operating Limited Partnership and SLT Realty Limited Partnership issued and outstanding on the Original Closing Date or created in connection with the acquisition of Westin Hotels & Resorts Worldwide, Inc.; (b) 34.4 million savings shares of CIGA issued and outstanding on the Original Closing Date; and (c) approximately $3.3 billion of other Indebtedness of the Borrower and Starwood REIT and the Restricted Subsidiaries outstanding on the Original Closing Date, after giving effect to the acquisition of ITT (but excluding the Bank Credit Facility and the Senior Secured Notes and guaranties thereof).

         "FAIR SHARE" has the meaning specified in Section 9.11(b).

         "FEE LETTERS" means the letter agreements dated as of February 23, 1998 and August 17, 1998, each by and among the Borrower, Starwood REIT, Lehman Brothers and LCPI.

         "FINANCIAL STATEMENTS" means the unaudited combined consolidated balance sheets and statements of profits and losses of the Borrower, Starwood REIT and their Subsidiaries as they appear in the Exchange Act Documents.

         "FIRST AMENDMENT AND RESTATEMENT" has the meaning specified in the Recitals hereto.

         "FIXED CHARGE COVERAGE RATIO" means, with respect to the Borrower and Starwood REIT for any period, the ratio of Combined Cash Flow for such period to the Fixed Charges for such period. In the event that the Borrower, Starwood REIT or any Restricted Subsidiary incurs, assumes, guarantees, defeases, discharges or redeems any Indebtedness (other than revolving credit borrowings) or issues Disqualified Stock or Subsidiary Preferred Stock (other than to the Borrower, Starwood REIT or any Restricted Subsidiary) subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, defeasance, discharge or redemption of Indebtedness and the use of proceeds therefrom, or such issuance or redemption of Disqualified Stock or Subsidiary Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, acquisitions, dispositions and discontinued operations (as determined in accordance with GAAP) that have been made by the Borrower, Starwood REIT or any Restricted Subsidiary, including all mergers, consolidations and dispositions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions, discontinued operations, mergers, consolidations (and the reduction of any associated fixed charge obligations resulting therefrom) had occurred on the first day of the four-quarter reference period.

         "FIXED CHARGES" means, with respect to the Borrower and Starwood REIT for any period, the sum, without duplication, of (a) Combined Interest Expense for such period, (b) all capitalized interest of the Borrower and Starwood REIT and the Restricted Subsidiaries and

(c) all dividend payments, whether or not in cash, on any series of Preferred Stock (other than OP Units and Preferred Stock issued by the Borrower or Starwood REIT) of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests or dividends paid as an increase in liquidation preference on Preferred Stock, in each case, on a combined consolidated basis and in accordance with GAAP.

         "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entities as have been approved by a significant segment of the accounting profession, which are applicable at the date of determination. For the purposes of this Agreement, the term "combined consolidated" with respect to the Borrower and Starwood REIT or their Subsidiaries shall mean the Borrower and Starwood REIT consolidated with their respective Restricted Subsidiaries and combined together and shall not include any Unrestricted Subsidiary.

         "GAMING AUTHORITY" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including the Nevada Gaming Commission, the New Jersey Casino Control Commission, the Division of Gaming Enforcement of the New Jersey Attorney General's office, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board and any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Borrower, Starwood REIT or any of their Subsidiaries.

         "GAMING LICENSE" means every license, franchise or other authorization required to own, lease, operate or otherwise conduct gaming activities of the Borrower, Starwood REIT or any Restricted Subsidiary, including all such licenses granted under applicable Nevada or New Jersey law, and the regulations promulgated pursuant thereto, and other applicable federal, state, foreign or local laws.

         "GOVERNMENTAL ENTITY" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

         "GUARANTEED OBLIGATIONS" has the meaning specified in Section 9.1.

         "GUARANTOR JOINDER" means the act or agreement by which any Restricted Subsidiary becomes bound by this Agreement as a Guarantor hereunder.

         "GUARANTORS" means Starwood REIT and each of the Persons listed on Schedule A and each other Subsidiary of the Borrower or Starwood REIT that becomes a party to this Agreement by a Guarantor Joinder.

         "GUARANTY" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "HEDGING OBLIGATIONS" means, with respect to any Person, the Obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

         "INCUR" has the meaning specified in Section 5.9.

         "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guaranty by such Person of any indebtedness of any other Person and liability, whether or not contingent, whether or not it appears on a balance sheet of such Person. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (b) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

         "INDEMNITEES" has the meaning specified in Section 11.3(b).

         "INDEMNIFIED TAXES" means all Taxes other than Excluded Taxes.

         "INDEPENDENT FINANCIAL ADVISOR" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the judgment of the Board of Directors, (a) qualified to perform the task for which it has been engaged and (b) disinterested and independent with respect to the Borrower, Starwood REIT and their Subsidiaries and each Affiliate of the Borrower or Starwood REIT.

         "INTERCOMPANY MORTGAGE NOTE" means the subordinated Intercompany Mortgage Note in aggregate principal amount not to exceed $3,450,000,000 issued by the Borrower to Starwood REIT and contributed by Starwood REIT to SLT Realty Limited Partnership.

         "INTEREST PAYMENT DATE" means the last day of each Monthly Interest Period, the Maturity Date and the Acceleration Date.

         "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including Guaranties of Indebtedness or other Obligations), advances or capital contributions (excluding commission, travel, entertainment, moving and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

         "ITT" means ITT Corporation, a Nevada corporation.

         "ITT NOTES" means each of (a) ITT's 6 1/4% Notes due November 15, 2000,
(b) ITT's 6 1/4% Notes due November 15, 2000, (c) ITT's 6 3/4% Notes due November 15, 2005, (d) ITT's 6 3/4% Notes due November 15, 2003, (e) ITT's 7-3/8% Debentures due November 15, 2005 and (f) ITT's 7 3/4% Debentures due November 15, 2025.

         "JOINT PROXY STATEMENT" means the Joint Proxy Statement/Prospectus dated January 14, 1998, delivered to shareholders of the Borrower, Starwood REIT and ITT.

         "LCPI" means Lehman Commercial Paper Inc., a Delaware corporation.

         "LEHMAN BROTHERS" means Lehman Brothers Inc., a Delaware corporation.

         "LENDERS" means the Persons listed on Schedule B to the First Amendment and Restatement and each other Person that prior to the date hereof has become or after the date hereof becomes a holder of the Loans and party hereto pursuant to an Assignment and Acceptance but does not include any such Person that ceases to be a party hereto by transferring all Loans outstanding to it to another Lender pursuant to an Assignment and Acceptance.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "LOAN PARTIES" means the Borrower and the Guarantors.

         "LOANS" means the loans made by the Lenders to the Borrower pursuant to the First Amendment and Restatement, consisting of $1,000,000,000 in Tranche Two Loans.

         "MARGIN REGULATIONS" means Regulation T, U or X of the Board of Governors of the Federal Reserve System and all official rulings and interpretations thereunder or thereof.

                  "MARGIN STOCK" has the meaning assigned to such term in the Margin Regulations.

         "MATERIAL ADVERSE EFFECT" means any circumstance or event that might have a material adverse effect on (a) any Loan Party's ability to perform its obligations under any Note Document to which it is a party, (b) the validity or enforceability of any Note Document, (c) any Collateral, or the creation, perfection, priority, legality or enforceability of the Collateral Agent's Liens thereon or the benefits of the security afforded thereby, or (d) the combined consolidated financial condition, stockholders' equity, business or results of operations of the Borrower, Starwood REIT and their Subsidiaries, taken as a whole.

         "MATURITY DATE" means February 23, 2003.

         "MONTHLY INTEREST PERIOD" means the monthly period that began on the date on the Loans were made, and ended or ends on the numerically corresponding date in the month next following thereafter and each subsequent monthly period that began or begins at the expiration of any such monthly period and ended or ends on the numerically corresponding date in the month next following thereafter, except that (a) if any such monthly period would end on a day other than a Business Day, such monthly period shall be extended to the next succeeding Business Day unless such next succeeding Business Day falls in the next calendar month, in which case such monthly period shall end on the next preceding Business Day and (b) any such monthly period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day to the last Business Day of such monthly period) shall end on the last Business Day of such monthly period.

         "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (a) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with (i) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (ii) the disposition of any securities or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, and (b) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (but not loss).

         "NET PROCEEDS" means the aggregate cash proceeds received by the Borrower, Starwood REIT or any Restricted Subsidiary in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including legal, accounting and investment banking fees and expenses, employee severance and termination costs, any trade payables or similar liabilities related to the assets sold and required to be paid by the seller as a result thereof and sales, finder's or broker's commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) or amounts required to be distributed by Starwood REIT in order to maintain its status as a REIT under the Code that result from the gain from such Asset Sale, amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale, all distributions and other payments required to be made to minority interest holders in a subsidiary or joint venture as a result of the Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets or any liabilities associated with the asset disposed of in such Asset Sale.

         "NEWCO" means a newly created, wholly-owned subsidiary of the Borrower to be merged with and into Starwood REIT pursuant to the Reorganization.

         "NEW DEBT" means the new Indebtedness and refinancings of existing Indebtedness, in an aggregate principal amount of up to $500,000,000, defined as "New Debt" in the Fourth Amendment to Credit Agreement dated as of July 15, 1998 relating to the Bank Credit Facility, as in effect on the date of the First Amendment and Restatement.

         "NEW LENDING OFFICE" has the meaning specified in Section 2.8(e).

         "NON-RECOURSE FINANCING" means Indebtedness incurred in connection with the purchase or lease of personal or real property useful in the business of the Borrower, Starwood REIT or any Restricted Subsidiary and (a) as to which the lender upon default may seek recourse or payment against the Borrower, Starwood REIT or any Restricted Subsidiary only through the return or sale of the property or the equipment so purchased or leased, or in the case of any Indebtedness issued by a special purpose entity with no material assets other than the assets so financed, only through foreclosure upon the assets or Capital Stock of such special purpose entity and (b) may not otherwise assert a valid claim for payment on such Indebtedness against the Borrower, Starwood REIT or any Restricted Subsidiary (other than as specified above) or any other property of the Borrower, Starwood REIT or any Restricted Subsidiary.

         "NON-RECOURSE INDEBTEDNESS" means Indebtedness or Disqualified Stock, as the case may be, or that portion of Indebtedness or Disqualified Stock, as the case may be, as to which none of the Borrower, Starwood REIT or any Restricted Subsidiary (a) provides credit support pursuant to any undertaking, agreement or instrument that would constitute Indebtedness or Disqualified Stock, as the case may be, or (b) is directly or indirectly liable.

         "NOTE DOCUMENTS" means this Agreement, the First Amendment and Restatement (as amended by this Agreement), the Senior Secured Notes, the Pledge Agreement, the Engagement Letters, the Fee Letters and all documents delivered on the Original Closing Date pursuant to the Original Agreement (except to the extent amended and restated by the First Amendment and Restatement or otherwise modified by the other documents executed in connection therewith), on the effective date of the First Amendment and Restatement pursuant to the First Amendment and Restatement (except to the extent amended and restated hereby or otherwise modified by the other documents executed in connection herewith), or on the Effective Date pursuant to Section 3.1.

         "NOTE LIABILITIES" means all direct or indirect debts, liabilities and other obligations of the Borrower or any Guarantor of any and every type and description at any time arising under or in connection with this Agreement, the Original Agreement, the First Amendment and Restatement or any other Note Document to LCPI, to Lehman Brothers, to any Lender or to any Indemnitee or their respective successors, transferees or assigns, whether or not the right of such Person to payment in respect of such obligations and liabilities is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy case or insolvency or liquidation proceeding, and shall include all liabilities for principal of and interest on the Loans and under the Senior Secured Notes and all other liabilities of the Borrower or any Guarantor under the Note Documents for any fees, costs, taxes, expenses, indemnification and other amounts payable thereunder.

         "NOTE REGISTER" has the meaning specified in Section 7.3(b).

         "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing, or owing with respect to, any Indebtedness.

         "OFFER PERIOD" has the meaning specified in Section 2.5(a).

         "OFFER AMOUNT" has the meaning specified in Section 2.5(a).

         "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

         "OFFICERS' CERTIFICATE" means a certificate signed on behalf of a Loan Party by two Officers (or if a limited liability company or partnership, two Officers of the managing member or general partner of such limited liability company or partnership) of such Loan Party, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Loan Party; but in the case of an Officers' Certificate of the Borrower and Starwood REIT, by one Officer of each of the Borrower and Starwood REIT, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Borrower or Starwood REIT.

         "ONE-MONTH LIBO RATE" means, for any Monthly Interest Period for any Loan, the rate per annum appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Required Lenders from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Monthly Interest Period, as the rate for dollar deposits with a one-month maturity period.

         "OP UNITS" means limited partnership units in any limited partnership that is a Restricted Subsidiary and which limited partnership units by their terms may be exchanged into, or exercised or redeemed for, cash or the common stock of the Borrower and Starwood REIT.

         "ORIGINAL AGREEMENT" has the meaning specified in the Recitals hereto.

         "ORIGINAL CLOSING DATE" means February 23, 1998.

         "OTHER TAXES" means any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Note Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Note Document.

         "PAIRED COMMON SHARES" means the common stock of the Borrower and (a) prior to the Reorganization, the common shares of beneficial interest of Starwood REIT, and (b) upon and following consummation of the Reorganization, the Class B Shares of Starwood REIT.

         "PARTICIPANT" has the meaning specified in Section 7.3(c).

         "PAYMENT DEFAULT" has the meaning specified in Section 8.1(f).

         "PERCENTAGE SHARE" means, at any time with respect to any Lender, the proportion (expressed as a percentage) of (a) the Loans then outstanding to such Lender to (b) all Loans then outstanding.

         "PERFECTED" means, as to the Collateral Agent's Lien in any of the Collateral in respect of any and all outstanding Senior Secured Liabilities, that (a) a creditor on a simple contract could not acquire a judicial lien upon such Collateral that is superior to the Lien of the Collateral Agent thereon, and (b) the Collateral Agent's Lien in such Collateral would be perfected and not avoidable if a Proceeding were commenced under Bankruptcy Law in which the owner of such Collateral is the debtor.

         "PERMITTED INVESTMENTS" means (a) Investments in the Borrower, Starwood REIT or any Restricted Subsidiary; (b) Investments in Cash Equivalents; (c) Investments by the Borrower, Starwood REIT or any Restricted Subsidiary in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary or (ii) such Person is merged, combined or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower, Starwood REIT or a Restricted Subsidiary; (d) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Borrower and Starwood REIT or for OP Units (that are not Disqualified Stock); (e) receivables owing to the Borrower, Starwood REIT or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, that such trade terms may include such concessionary trade terms as the Borrower, Starwood REIT or any Restricted Subsidiary deems reasonable under the circumstances; (f) payroll, relocation, housing, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (g) loans or advances to employees of the Borrower, Starwood REIT or their Restricted Subsidiaries (1) to fund the exercise price of options granted under employment agreements and the Borrower's and Starwood REIT's stock option plans or agreements or (2) for any other purpose including in connection with relocation not to exceed $50.0 million in the aggregate at any one time outstanding under this clause (g); (h) stock, obligations or securities received in settlement of debts created in the ordinary course of business or in satisfaction of judgments; (i) other Investments in any Person (other than in an Affiliate of the Borrower or Starwood REIT) or in any Unrestricted Subsidiary having a fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (i) that are at the time outstanding, not to exceed 5% of the combined consolidated total assets of the Borrower and Starwood REIT and the Restricted Subsidiaries; and (j) Investments in any person which Investment is made with Equity Interests (other than Disqualified Stock) of the Borrower and Starwood REIT or in OP Units (that are not Disqualified Stock).

         "PERMITTED LIENS" means (a) Liens in favor of the Borrower, Starwood REIT or a Restricted Subsidiary; (b) Liens securing the Senior Secured Notes and other Note Liabilities; (c) Liens securing Credit Facility Liabilities incurred pursuant to clause (a) of Section 5.9 and any additional Indebtedness permitted to be incurred thereunder pursuant to clause (i) of Section 5.9 and Liens securing Hedging Obligations that are Eligible Hedging Liabilities and are permitted to be incurred under clause (f) of Section 5.9, but only if the Note Liabilities (and, if required, the ITT Notes) are secured equally and ratably with such Credit Facility Liabilities and Eligible Hedging Liabilities; provided, that in the circumstances, and to the extent, provided in the Bank Credit Facility, cash (and Cash Equivalents) collateral may be delivered from time to time in accordance with the requirements of the Bank Credit Facility without equally and ratably securing the Note Liabilities; (d) Liens in existence on the Original Closing Date, attaching to property owned by the Borrower, Starwood REIT or a Restricted Subsidiary on the Original Closing Date and securing only Indebtedness that was outstanding on the Original Closing Date and Liens on the Collateral under the Pledge Agreement securing obligations on, or with respect to, Hedging Obligations permitted under Section 5.9 and the ITT Notes equally and ratably with the Senior Secured Liabilities; (e) Liens on property of a Person existing at the time such Person became a Restricted Subsidiary, is merged into or combined with or into, or wound up into, one of the Borrower and Starwood REIT or any Restricted Subsidiary of the Borrower and Starwood REIT if such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation or winding up and do not extend to any other assets other than those of the Person acquired by, merged into or combined with one of the Borrower and Starwood REIT or such Restricted Subsidiary; (f) Liens on property existing at the time of acquisition thereof by the Borrower and Starwood REIT or any Restricted Subsidiary if such Liens were in existence prior to the contemplation of such acquisition; (g) Liens upon property of any Person securing Refinancing Indebtedness, if (i) when it was incurred, such Refinancing Indebtedness was permitted to be incurred under clause (d) in
Section 5.9 and (ii) when incurred, such Refinancing Indebtedness was secured by Liens not materially more extensive than the Liens securing the Indebtedness so refinanced; (h) Liens securing Indebtedness that, when incurred, was permitted to be incurred under clause (g) in Section 5.9; (i) Liens securing Indebtedness that, when incurred, was permitted to be incurred under the first paragraph of
Section 5.9; (j) Liens on real property and related assets securing the Intercompany Mortgage Note; (k) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business and which obligations are not expressly prohibited by this Agreement; (l) Liens constituting or reflecting the interests of landlords or lessors; (m) (1) Liens for taxes, assessments or governmental charges or claims or (2) statutory Liens of landlords, and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business, in the case of each of (1) and (2), with respect to amounts that either (A) are not yet delinquent or (B) are being contested in good faith by appropriate proceedings as to which appropriate reserves or other provisions have been made in accordance with GAAP; (n) easements, rights-of-way, navigational servitudes, restrictions, minor defects or irregularities in title and other similar charges or encumbrances which do not interfere in any material respect with the ordinary conduct of business of the Borrower and Starwood REIT and the Restricted Subsidiaries; (o) a leasehold mortgage in favor of a party financing a third-party lessee of the Borrower, Starwood REIT or a Restricted Subsidiary, but only if neither the Borrower nor Starwood REIT nor any Restricted Subsidiary is liable for the payment of any principal of, or interest or premium on, such financing; (p) licenses of patents, trademarks and other intellectual property rights granted by the Borrower, Starwood REIT or a Restricted Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Borrower, Starwood REIT and the Restricted Subsidiaries;
(q) any attachment or judgment Lien not constituting an Event of Default; (r) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(s) Liens on assets of the Borrower, Starwood REIT and the Restricted Subsidiaries (other than on assets constituting Collateral) securing collateralized mortgage backed securities transactions otherwise permitted hereunder in an aggregate principal amount not to exceed $1,000,000,000 at any time outstanding; and (t) Liens on cash or Cash Equivalents not exceeding $135,000,000 securing obligations incurred in connection with the sale of the UBS Shares.

         "PERMITTED PAYMENT" means any payment on account of Subordinated Liabilities made in cash in conformity with the Borrower's and Starwood REIT's ordinary cash management practices for the businesses conducted by the Borrower, Starwood REIT and their respective Subsidiaries, if no Event of Default has occurred and is continuing at the time such payment is made or would result therefrom.

         "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

         "PLEDGE AGREEMENT" means that certain Pledge and Security Agreement, dated as of February 23, 1998, by and among the Borrower, Starwood REIT, the Guarantors and Bankers Trust Company, as collateral agent.

         "POST-PETITION INTEREST AND EXPENSE CLAIMS" means any and all claims of any holder of Guaranteed Obligations (a) for interest on any Note Liabilities determined for any period of time occurring after the commencement of any Proceeding at the contract rate (including any applicable post-default increase therein) set forth in this Agreement and the Senior Secured Notes or (b) for cost and expense reimbursements or indemnification on the terms set forth in this Agreement or any other Note Document for costs and expenses incurred and indemnification rights accrued at any time after the commencement of any such Proceeding, in each case to the extent such claim accrues or becomes payable in accordance with the provisions of this Agreement or any other Note Document (or would have accrued or become payable if enforceable or allowable in such Proceeding), whether or not such claim is enforceable, allowable or allowed in such Proceeding and even if such claim is disallowed therein.

         "PREFERRED PARTNERSHIP UNITS" means the Class A Units of SLT Realty Limited Partnership, a Delaware limited liability partnership, and the Class A Units and Class B Units of SLC Operating Limited Partnership, a Delaware limited liability partnership.

         "PREFERRED STOCK" means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

         "PREPAYMENT DATE" has the meaning specified in Section 2.4(c).

         "PROCEEDING" means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person (including any such proceeding under the Bankruptcy Law).

         "PURCHASE OFFER" has the meaning specified in Section 2.5.

         "PURCHASE DATE" has the meaning specified in Section 2.5(a).

         "RECORD DATE" means the 10th day of each calendar month.

         "REFERENCE RATE" means, for any day in any Monthly Interest Period, the One-Month LIBO Rate determined two Business Days prior to the commencement of such Monthly Interest Period, except that if as of the first day of such Monthly Interest Period the Borrower and the Administrative Agent have received a Reference Rate Changeover Notice that has not been withdrawn by written notice of such withdrawal delivered to the Borrower and the Administrative Agent by the Required Lenders, then the Reference Rate for such Monthly Interest Period shall be the Three-Month Treasury Bill Alternative Rate determined as of the first Business Day prior to the commencement of such Monthly Interest Period.

         "REFERENCE RATE CHANGEOVER NOTICE" means a certificate delivered to the Borrower and the Administrative Agent prior to the first day of any Monthly Interest Period by Lenders holding at least 25% in outstanding Loans stating that such Lenders have determined (which determinations, if made in good faith, shall be conclusive and binding upon the Loan Parties and the Lenders) and have notified the Borrower that as of the date such notice is given, (a) by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the One-Month LIBO Rate for such Monthly Interest Period, (b) funding in the London interbank market is not available to first-class banks organized under the laws of the United States or the State of New York, (c) the One-Month LIBO Rate determined or to be determined for such Monthly Interest Period does not adequately and fairly reflect the cost that would be incurred by first-class banks organized under the laws of the United States or by first-class banks organized under the laws of the State of New York, if such banks were to seek funding of one-month time deposits in the London interbank market as of the second Business Day prior to the commencement of such Monthly Interest Period, or (d) maintenance or continuation of any such funding in the London interbank market by first-class banks organized under the laws of the United States or by first-class banks organized under the laws of the State of New York has become unlawful or impermissible for such banks by compliance, in good faith, with any law, governmental rule, regulation or order of any central bank or other Governmental Entity or quasi-governmental authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful or would result in costs or penalties).

         "REFERENCE RATE INTEREST" has the meaning specified in Section 2.6(e).

         "REFINANCING INDEBTEDNESS" has the meaning specified in Section 5.9(d).

         "REINVESTMENT PERIOD" has the meaning specified in Section 5.10.

         "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, attorneys, agents and advisors of such Person and such Person's Affiliates.

         "REORGANIZATION" means a transaction whereby (i) Newco is merged with and into Starwood REIT, with Starwood REIT being the surviving entity so that after the merger Starwood REIT is a direct subsidiary of the Borrower; (ii) the common stock of Newco becomes the Class A Shares; (iii) the common shares of beneficial interest of Starwood REIT are converted into the Class B Shares; (iv) the Class B Shares are paired with the common stock of the Borrower; (v) the existing Class A Exchangeable Preferred Shares and Class B Exchangeable Preferred Shares of Starwood REIT remain outstanding as shares of Starwood REIT; and (vi) the organizational documents of Starwood REIT and the Corporation are amended (including by way of an amendment and restatement) to effectuate the foregoing, provided, that (A) after giving effect to the Reorganization, the Borrower shall own all of the issued and outstanding Class A Shares, which shares shall represent 100% of the equity interests in Starwood REIT other than the equity interests represented by the Class B Shares, which shall be paired with the shares of common stock of the Borrower, and the Class A Exchangeable Preferred Shares and the Class B Exchangeable Preferred Shares, (B) the terms of the Class B Shares shall provide that the same shall be, at the option of the Borrower at any time when one or more material Events of Default and other events of default under the Bank Credit Facility have continued in existence beyond a cure period to be determined, exchanged for shares of common stock of the Borrower, (C) the Class A Shares shall not constitute Margin Stock, and (D) consummation of the Reorganization shall not have a Material Adverse Effect or constitute a default under the Bank Credit Facility.

         "REORGANIZATION DATE" means the date upon which the merger of Newco into Starwood REIT is consummated.

         "REQUIRED LENDERS" means, at any time, Lenders whose combined Percentage Shares are greater than 50%.

         "RESTRICTED INVESTMENT" means (a) an Investment other than a Permitted Investment or (b) any sale, conveyance, lease, transfer or other disposition of assets at less than fair market value to an Unrestricted Subsidiary, provided that the amount of such Restricted Investment under this clause (b) shall be such difference in value.

         "RESTRICTED PAYMENTS" has the meaning specified in Section 5.7.

         "RESTRICTED SUBSIDIARY" means, at any time, any direct or indirect Subsidiary of the Borrower or Starwood REIT that is not then an Unrestricted Subsidiary. If any Unrestricted Subsidiary ceases to be an Unrestricted Subsidiary, such Subsidiary shall automatically become a Restricted Subsidiary. The term "Restricted Subsidiary" without a reference to a parent Person shall mean a Restricted Subsidiary of either the Borrower or Starwood REIT.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933.

         "SECURITIES PROCEEDS" means any cash proceeds of the sale of any security of the Borrower, Starwood REIT or any Subsidiary of either of them (including any sale of collateralized mortgage backed securities, but excluding the Indebtedness hereunder, Indebtedness under the Bank Credit Facility and New
Debt), net of the direct costs relating to such sale (including legal, accounting and investment banking fees and expenses), and any taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements).

         "SENIOR SECURED LIABILITIES" means Credit Facility Liabilities, Note Liabilities and Eligible Hedging Liabilities.

         "SENIOR SECURED NOTES" means the Borrower's Senior Secured Notes due 2003 in substantially the form of Exhibit B.

         "SIGNIFICANT SUBSIDIARY" means any Subsidiary of either the Borrower or Starwood REIT that would be a "significant subsidiary" of the Borrower and Starwood REIT, taken as a whole, as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation was in effect on the Original Closing Date, except that the level of significance shall be 10% rather than 20% as stated in such definition.

         "STARWOOD REIT" means Starwood Hotels & Resorts, a Maryland real estate investment trust.

         "SUBORDINATED INDEBTEDNESS" means any Indebtedness of the Company or Starwood REIT or any Restricted Subsidiary which by its terms is expressly subordinated in right of payment to the Senior Secured Notes or any guaranty thereof.

         "SUBORDINATED LIABILITIES" has the meaning specified in Section 9.6.

         "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association, or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof and (ii) any partnership of which more than 50% of the partnership's capital accounts, distribution rights or general or limited partnership interests are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof. The term "Subsidiary" without a reference to a parent Person shall mean a Subsidiary of either the Borrower or Starwood REIT.

         "SUBSIDIARY PREFERRED STOCK" means any Preferred Stock issued by a Restricted Subsidiary (excluding (1) any OP Units that are not Disqualified Stock and (2) the Preferred Stock of Starwood REIT after consummation of the Reorganization).

         "TAXES" means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Entity.

         "T-BILL DIFFERENTIAL" means, as to any Monthly Interest Period that commences when any event has occurred pursuant to which the Reference Rate for any Loan outstanding during such Monthly Interest Period is the Three-Month Treasury Bill Alternative Rate, the excess, if any, (as determined in good faith by the Required Lenders or, if no determination is made by the Required Lenders, then by the Lenders giving a Reference Rate Changeover Notice or otherwise giving notice of or affected by such event) of (i) the One-Month LIBO Rate over
(ii) the Three-Month Treasury Bill Alternative Rate, determined on average for the last ten Business Days prior to the occurrence of such event for which the One-Month LIBO Rate and the Three-Month Treasury Bill Alternative Rate can be reliably ascertained.

         "THREE-MONTH TREASURY BILL ALTERNATIVE RATE" means, at any time for any Monthly Interest Period, the sum of (a) the T-Bill Differential determined for such Monthly Interest Period plus (b) the rate per annum equal to the secondary market yield to maturity rate for three-month United States Treasury bills as of the Monday immediately preceding the first day of such Monthly Interest Period, as such secondary market yield to maturity rate is published from time to time by the Board in Federal Reserve Statistical Release H.15 (519) (or any successor to or substitute for such publication providing rate quotations comparable to those currently provided therein as to secondary market yield to maturity rates for United States Treasury bills, as determined by the Required Lenders from time to time).

         "TRANCHE ONE LOANS" has the meaning specified in the Recitals hereto.

         "TRANCHE TWO LOANS" has the meaning specified in the Recitals hereto.

         "TRANSACTIONS" means the Acquisition and the financing thereof and other transactions occurring on the Original Closing Date contemplated by the Acquisition Agreement, the Original Agreement and the Bank Credit Facility and the funding of the Loans pursuant to the First Amendment and Restatement.

         "TRANSACTION DOCUMENTS" means the Original Agreement, the Acquisition Agreement, the Note Documents, and the Credit Facility Documents.

         "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939.

         "UBS SHARES" means the 2,185,000 Paired Common Shares of Starwood REIT and the Borrower sold on October 14, 1997 to an affiliate of Union Bank of Switzerland in a private placement.

         "UNRESTRICTED SUBSIDIARY" means any entity that would have been a Restricted Subsidiary of the Borrower or Starwood REIT but for its designation as an "Unrestricted Subsidiary" in accordance with the provisions of this Agreement and any Subsidiary of such entity, so long as it remains an Unrestricted Subsidiary in accordance with the terms of this Agreement.

         "VNU" means VNU International B.V.

         "VNU PREFERRED STOCK" means preferred stock issued by WD Parent Corp. to VNU prior to the date of the Original Agreement.

         "VOTING STOCK" means, with respect to any Person that is a corporation, any class or series of capital stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency, and with respect to any other Person that is a limited liability company, membership to manage the operations or business of the limited liability company.

         "WD PARENT CORP." means WD Parent, Inc., a Delaware corporation.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness or Disqualified Stock, as the case may be.

         "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person, all of the Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

         SECTION 1.2 TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any law, agreement, instrument or other document herein shall be construed as referring to such law, agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any exceptions and restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors, transferees and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) unless otherwise specified, all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, whether real, personal or mixed and of every type and description.

         SECTION 1.3 ACCOUNTING TERMS; GAAP; EFFECT OF REORGANIZATION ON CERTAIN DEFINITIONS

         (a) GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time. If the Borrower notifies the Lenders that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date of the Original Agreement in GAAP or in the application thereof on the operation of such provision or if the Required Lenders notify the Borrower that they request an amendment to any provision hereof for such purpose (in each case regardless of whether any such notice is given before or after such change in GAAP or in the application thereof), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change became effective until such notice is withdrawn or such provision is amended in accordance herewith.

         (b) EFFECT OF REORGANIZATION ON CERTAIN DEFINITIONS. Effective upon consummation of the Reorganization, each reference herein to "combined" or "combined consolidated" amounts or financial statements with respect to Starwood REIT and the Borrower shall be deemed modified to refer to "consolidated" amounts or financial statements, as applicable, with respect to the Borrower and its subsidiary, Starwood REIT, and the other Restricted Subsidiaries of the Borrower (but shall not include any Unrestricted Subsidiary).

         SECTION 1.4 INTERRELATIONSHIP WITH FIRST AMENDMENT AND RESTATEMENT; CONFIRMATION OF EXISTING OBLIGATIONS.

          (a) This Agreement is intended to amend and restate the provisions of the First Amendment and Restatement and, except as expressly modified herein,
(x) all of the terms and provisions of the First Amendment and Restatement shall continue to apply for the period prior to the Effective Date, including any determinations of payment dates, interest rates, Events of Default or any amount that may be payable to the Administrative Agent or the Lenders (or their assignees or replacements hereunder), and (y) the obligations under the First Amendment and Restatement shall continue to be paid or prepaid on or prior to the Effective Date, and shall from and after the Effective Date continue to be owing and be subject to the terms of this Agreement. All references in the Notes and the other Transaction Documents to (i) the First Amendment and Restatement or the "Agreement" shall, with respect to the period after the Effective Date, be deemed to include references to this Agreement and (ii) the "Lenders" or a "Lender" or to the "Administrative Agent" shall mean such terms as defined in this Agreement.

         (b) The Loan Parties, the Agents and the Lenders acknowledge and agree that all principal, interest, fees, costs and reimbursable expenses accruing or arising under or in connection with the First Amendment and Restatement which remain unpaid and outstanding as of the Effective Date shall be and remain outstanding and payable as an obligation under this Agreement and the other Transaction Documents.

         (c) The Loan Parties hereby reaffirm and admit the validity and enforceability of this Agreement and the other Transaction Documents and all of each of the Loan Parties' obligations hereunder and thereunder and agree and admit that, as of the date hereof, each Loan Party has no defenses to, or offsets or counterclaim against, any of its obligations to the Agents or any Lender under the Transaction Documents of any kind whatsoever.

                                  ARTICLE II.
                                    THE LOANS

         SECTION 2.1 COMMITMENTS.

         (a) LOANS. Each Loan Party acknowledges, agrees and represents to the Administrative Agent and the Lenders that (i) the outstanding principal balance of the Tranche One Loans, together with all unpaid interest accrued thereon, was paid in full in cash on December 30, 1999, and the Tranche One Loans and all promissory notes evidencing the Tranche One Loans have been discharged, (ii) on August 28, 1998, the Borrower received the proceeds of $1,000,000,000 in Tranche Two Loans funded by the Lenders in accordance with the provisions of the First Amendment and Restatement; (iii) as of December 30, 1999, a principal balance of $1,000,000,000 was outstanding on the Loans and is evidenced by the Senior Secured Notes and remains outstanding thereon, (iv) the Borrower is absolutely and unconditionally obligated to repay such principal balance, and all unpaid interest accrued thereon, when due in accordance with this Agreement, and each Guarantor is absolutely and unconditionally obligated to repay such principal balance, and all unpaid interest accrued thereon, as set forth in Article IX, and (v) each such obligation of each Loan Party constitutes the legally valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms (except as enforcement may be limited by laws generally affecting the enforcement of creditors' rights and general principles of equity), free from any defense, offset or counterclaim.

         (b) COMMITMENTS FUNDED AND DISCHARGED; NO REBORROWING. Each Lender's obligation to make Loans hereunder has expired and been discharged by funding of such Lender's Commitment. No Lender shall be obligated to make any additional Loans hereunder. When repaid, the Loans may not be reborrowed.

         (c) FUNDING BRANCH OR OFFICE. Each Lender at its option may maintain funding of its Loan by causing any domestic or foreign branch or Affiliate of such Lender to maintain funding of such Loan. The exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

         (d) SEVERAL OBLIGATIONS. The Commitments are several and no Lender shall be responsible for any other Lender's failure to make Loans.

         (e) USE OF PROCEEDS. The Borrower represents and warrants that it has used the proceeds of the Loans solely for its general corporate purposes, including repurchases of the Paired Common Shares of the Borrower and Starwood REIT to the extent permitted hereunder.

         SECTION 2.2 REPAYMENT; SENIOR SECURED NOTES.

         (a) PROMISE TO PAY. The Borrower hereby unconditionally promises to pay to each Lender on the earlier of the Maturity Date or the Acceleration Date, in Dollars and at any place of payment in the Borough of Manhattan in the City of New York identified in or designated pursuant to Section 2.2(b), the then unpaid principal amount of each Loan outstanding to such Lender, together with all interest then accrued and unpaid thereon.

         (b) PLACE, TIME AND MANNER OF PAYMENT. The Borrower shall make each payment required to be made by it hereunder or under any other Note Document prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date shall be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments due to any Lender shall be made to such place of payment within the Borough of Manhattan in the City of New York as may be set forth by such Lender in Schedule B to the First Amendment and Restatement or in the Assignment and Acceptance by which it became a Lender or by a written notice delivered to the Borrower by such Lender from time to time. It shall not be necessary for any Lender to present, exhibit, or permit notation of payment on, such Lender's Senior Secured Note as a condition of any payment thereunder. If any payment under any Note Document is due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Note Document shall be made in Dollars.

         (c) NO MITIGATION OR EXCUSE. The Loans shall be absolutely and unconditionally payable in Dollars in the Borough of Manhattan in the City of New York on the earlier of the Maturity Date or the Acceleration Date, without regard to any other event or circumstances whatsoever, whether or not foreseen or foreseeable and whether imposed by Act of God, by force majeure or by law, order, decree or as a consequence of any risk, casualty, loss, act, omission or wrongful conduct or any other cause, whether or not lawful, as to all of which the Borrower and the Guarantors hereby assume all risk.

         (d) SENIOR SECURED NOTES. On the effective date of the First Amendment and Restatement, the Borrower duly authorized, executed and delivered to each Lender, to evidence the Borrower's obligation to repay the Loans made by such Lender, a Senior Secured Note payable to the order of such Lender in the amount of such Lender's Commitment hereunder. Thereafter from time to time, with respect to Senior Secured Notes:

                  (i) at the request of any Lender upon any transfer of Loans or Commitments by Assignment and Acceptance, the Borrower will issue one or more new Senior Secured Notes as necessary to give effect to such transfer and any interest in the Loans and Commitments, as applicable, retained by the transferor, in an aggregate amount equal to the principal amount of Loans and (without duplication) the Commitment held by the transferor immediately prior to giving effect to the transfer and against appropriate evidence of cancellation or surrender of the Senior Secured Note or Notes then outstanding to the transferor, and

                  (ii) upon request by any Lender, the Borrower will (without any lost instrument bond or indemnity, unless such bond or indemnity is reasonably requested by the Borrower) issue a Senior Secured Note to such Lender in replacement of any outstanding Senior Secured Note payable to such Lender, if such Lender certifies that such outstanding Senior Secured Note was defaced, despoiled, misplaced, lost or stolen and has not been endorsed and delivered to any Person.

         SECTION 2.3 INTEREST; COMMITMENT FEE.

         (a) EURODOLLAR BORROWINGS. Except as otherwise provided in Section 2.3(h) or Section 2.3(b), all outstanding Loans shall bear interest for each day in each Monthly Interest Period at the Reference Rate determined for such Monthly Interest Period plus the Applicable Margin. The Monthly Interest Period in effect prior to the Effective Date will continue to be effective after the Effective Date.

         (b) INTEREST AFTER EVENT OF DEFAULT. Notwithstanding the provisions of
Section 2.3(a), for each day in any Monthly Interest Period on which any amount due for principal of or interest on any Loan remains unpaid and, in addition, for each day in any Monthly Interest Period on which any Event of Default has occurred and is continuing, any and all outstanding Loans (whether or not then due and payable) shall bear interest, after as well as before judgment, at a rate per annum equal to 2% per annum plus the Reference Rate determined for such Monthly Interest Period plus the Applicable Margin.

         (c) OTHER OBLIGATIONS. All other Note Liabilities at any time outstanding and due and payable shall bear interest for each day at the highest rate of interest that is (or, if Loans were outstanding, would be) applicable to all or any portion of the Loans for such day pursuant to Section 2.3(a) or, when applicable, Section 2.3(b).

         (d) PAYMENT OF INTEREST. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan, except that, in any event, (A) interest accrued as set forth in Section 2.3(b) shall be payable on demand, and (B) in the event of any voluntary or mandatory redemption or required repurchase of any Loan, accrued interest on the principal amount repaid or repurchased shall be payable on the date of such repayment or repurchase, together with any compensation due in respect of such repayment or repurchase pursuant to Section 2.7.

         (e) COMPUTATION OF INTEREST. All interest hereunder shall be computed on the basis of actual days elapsed and a year of 360 days. Interest shall be calculated to accrue from and including the most recent date to which interest has been paid or provided for (or from and including the date on which such Loan was made if no interest has been paid) to, but not including, the date of payment.

         (f) RECORD DATE. All interest accrued in any Monthly Interest Period shall become due and payable on the Interest Payment Date for such Monthly Interest Period to the Lenders determined of record at the close of business on the Record Date immediately preceding such Interest Payment Date.

         (g) DETERMINATION OF REFERENCE RATE. The Required Lenders may at any time or from time to time make all determinations necessary to fix the Reference Rate for each applicable Monthly Interest Period and, absent manifest error, each such determination by the Required Lenders shall be final, conclusive and binding. Once set for any Monthly Interest Period, the Reference Rate shall be applicable for each day during such Monthly Interest Period.

         (h) ILLEGALITY. If at any time any Lender determines (which determination shall, if made in good faith, be final, conclusive and binding upon all parties) that the funding or continuation of its Loan as a borrowing priced by reference to the One-Month LIBO Rate has become unlawful or impermissible by compliance by such Lender in good faith with any law, governmental rule, regulation or order of any central bank or other Governmental Entity or quasi-governmental authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful or would result in costs or penalties), then, and in any such event, such Lender may give notice of such determination, in writing, to the Borrower and each Lender. When such notice is given by a Lender, such Lender's Loan shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Day's written notice to the Borrower and the Lenders, be converted so as to bear interest at all times in each Monthly Interest Period thereafter at the Three-Month Treasury Bill Alternative Rate determined for such Monthly Interest Period plus the Applicable Margin. If, at any time after a Lender gives notice under this Section 2.3(h), such Lender determines that it may lawfully fund and maintain its Loans by reference to the One-Month LIBO Rate, such Lender shall promptly give notice of such determination in writing to the Borrower and each other Lender and, effective at the commencement of the Monthly Interest Period next following thereafter, such Lender's Loan shall bear interest at the Reference Rate determined for such Monthly Interest Period plus the Applicable Margin.

         SECTION 2.4 REDEMPTION.

         (a) RIGHT TO REDEEM. Upon three Business Days' prior written notice to each of the Lenders, the Borrower may redeem the Senior Secured Notes at any time in whole or from time to time in part in any amount that is an integral multiple of $10 million, without premium or penalty, by paying to each Lender an amount equal to 100% of such Lender's pro rata share of the aggregate principal amount of Senior Secured Notes to be redeemed, plus accrued and unpaid interest thereon to the Prepayment Date.

         (b) INDEMNITY. The Loan Parties jointly and severally agree to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of default by the Borrower in making any prepayment or redemption after the Borrower has given a notice thereof in accordance with the provisions of Section 2.4(c). Such indemnification may include an amount equal to such Lender's actual loss and expenses incurred (excluding lost profits) in connection with, or by reason of, any of the foregoing events. A certificate as to any amounts payable pursuant to this Section 2.4(b) submitted to the Borrower by any Lender shall be conclusive, final and binding in the absence of manifest error. This Section 2.4(b) shall survive the termination of this Agreement and the payment of the Senior Secured Notes and all other Note Liabilities.

          (c) EFFECT OF NOTICE OF PREPAYMENT. The Borrower shall notify the Lenders in writing at their addresses shown in the Note Register of any date set for redemption (each such day, a "Prepayment Date") of Senior Secured Notes. Once such notice is sent or mailed, the Senior Secured Notes called for redemption, prepayment or repurchase shall become due and payable on the Prepayment Date set forth in such notice. Such notice may not be conditional.

          (d) PARTIAL REDEMPTION. In the event that less than all of the Senior Secured Notes are to be redeemed, the Borrower shall redeem a pro rata portion of each outstanding Senior Secured Note.

          (e) REDEMPTION REQUIRED BY GAMING AUTHORITY. If any Gaming Authority requires that a Lender or beneficial owner of the Senior Secured Notes must be licensed, qualified or found suitable under any applicable gaming laws in order to maintain any gaming license or franchise of the Borrower, Starwood REIT or any Restricted Subsidiary under any applicable gaming laws, and the Lender or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Authority (or such lesser period that may be required by such Gaming Authority) or if such Lender or beneficial owner is not so licensed, qualified or found suitable, the Borrower shall have the right, at its option, (i) to require such Lender or beneficial owner to dispose of such Lender's or beneficial owner's Senior Secured Notes within 30 days of receipt of such finding by the applicable Gaming Authority (or such earlier date as may be required by the applicable Gaming Authority) or (ii) to call for redemption of the Senior Secured Notes of such Lender or beneficial owner at a redemption price equal to the lesser of the principal amount thereof or the price at which such Lender or beneficial owner acquired the Senior Secured Notes, together with, in either case, accrued and unpaid interest, if any, to the earlier of the date of redemption or, the date of the finding of unsuitability by such Gaming Authority. The Borrower shall not be required to pay or reimburse any Lender or beneficial owner of Senior Secured Notes who is required to apply for any such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expenses shall be the obligation of such Lender or beneficial owner.

          (f) MANDATORY REDEMPTION. On each date after the Effective Date on which the Borrower, Starwood REIT or any Subsidiary of either of them receives any Securities Proceeds, except for Exempted Proceeds, the Borrower shall redeem or repay the Senior Secured Notes in an amount equal to the amount of such Securities Proceeds in the manner provided in this Section 2.4. The Borrower may use the Exempted Proceeds in conformity with that certain letter dated as of December 27, 1999 from the Borrower to the Administrative Agent regarding use of proceeds from the Caesars World Transaction (as defined therein).

          SECTION 2.5  PURCHASE OFFERS. In the event that, pursuant to Section
5.10 or 5.14 hereof, the Borrower shall be required to commence an offer to all Lenders to purchase Senior Secured Notes (a "Purchase Offer"), it shall follow the procedures specified below:

          (a) OFFER PERIOD AND PURCHASE DATE. The Purchase Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Borrower shall purchase at the purchase price (as determined in accordance with Section 5.10 or Section 5.14, as the case may be) the principal amount of Senior Secured Notes required to be purchased pursuant to Section 5.10 or 5.14, as the case may be (the "Offer Amount"), or, if less than the Offer Amount has been tendered, the principal amount of all Senior Secured Notes tendered in response to the Purchase Offer. Payment for any Senior Secured Notes so purchased shall be made in the same manner as interest payments are made.

          (b) INTEREST PAYMENTS. If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Purchase Date shall be paid on the Purchase Date to the Lender in whose name a Senior Secured Note is registered on the Note Register at the close of business on such Record Date, and no additional interest shall be payable to Lenders who tender Senior Secured Notes pursuant to the Purchase Offer.

          (c) OFFER NOTICE. Upon the commencement of a Purchase Offer, the Borrower shall send, by first class mail, a notice to each of the Lenders. The notice shall contain all instructions and materials necessary to enable the Lenders to tender Senior Secured Notes pursuant to the Purchase Offer. The Purchase Offer shall be made to all Lenders. The notice, which shall govern the terms of the Purchase Offer, shall state:

                   (i)   that the Purchase Offer is being made pursuant to this
         Section 2.5 and Section 5.10 or Section 5.14, as the case may be, and the length of time the Purchase Offer shall remain open,

                   (ii) the Offer Amount, the purchase price and the Purchase Date,

                   (iii) that any Senior Secured Note not tendered or accepted for payment shall continue to accrue interest,

                   (iv) that, unless the Borrower defaults in making such payment, any Senior Secured Note accepted for payment pursuant to the Purchase Offer shall cease to accrue interest after the Purchase Date,

                   (v) that Lenders electing to have a Senior Secured Note purchased pursuant to any Purchase Offer shall be required to tender the Senior Secured Note to a depositary appointed by the Borrower at an address in the Borough of Manhattan in the City of New York specified in the notice at least three Business Days before the Purchase Date,

                   (vi) that Lenders shall be entitled to withdraw their election if the Borrower or the depositary, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Lender, the principal amount of the Senior Secured Note the Lender tendered for purchase and a statement that such Lender is withdrawing his election to have such Senior Secured Note purchased, and

                   (vii) that, if the aggregate principal amount of Senior Secured Notes tendered by Lenders exceeds the Offer Amount, the Senior Secured Notes shall be selected for purchase ratably (in proportion to the relative amounts tendered for purchase), and that Lenders whose Senior Secured Notes were purchased only in part shall be issued new Senior Secured Notes equal in principal amount to the unpurchased portion of the Senior Secured Notes that were tendered.

          (d) ACCEPTANCE AND PAYMENT. On or before the Purchase Date, the Borrower shall accept for payment the Offer Amount of Senior Secured Notes or portions thereof tendered pursuant to the Purchase Offer, ratably (in proportion to the relative amounts tendered for purchase) if more than the Offer Amount has been tendered or, if less than the Offer Amount has been tendered, all Senior Secured Notes tendered, and shall deliver to the Lenders an Officers' Certificate stating that such Senior Secured Notes or portions thereof were accepted for payment by the Borrower in accordance with the terms of this
Section 2.5. The Borrower or the Depository, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Lender an amount equal to the purchase price of the Senior Secured Notes tendered by such Lender and accepted by the Borrower for purchase, and the Borrower shall promptly issue a new Senior Secured Note and mail or deliver such new Senior Secured Note to such Lender, in a principal amount equal to any unpurchased portion of the Senior Secured Note that was tendered. Any Senior Secured Note not so accepted shall be promptly mailed or delivered by the Borrower to the Lender that is the holder thereof. The Borrower shall notify each Lender of the results of the Purchase Offer on the Purchase Date.

          (e) COMPLIANCE. If applicable, the Borrower shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Senior Secured Notes pursuant to a Purchase Offer.

          (f) APPLICATION OF OTHER PROVISIONS. Other than as specifically provided in this Section 2.5, any purchase pursuant to this Section 2.5 shall be made pursuant to the provisions of Sections 2.4 to the extent applicable.

          (g) RETIREMENT OF REPURCHASED SENIOR SECURED NOTES. Senior Secured Notes purchased by the Borrower pursuant to a Purchase Offer shall be retired and may not be reissued.

          SECTION 2.6   YIELD PROTECTION.

          (a) INCREASED COSTS.  If any Change in Law shall:

                   (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any holding company of any Lender (except any such reserve requirement reflected in the One-Month LIBO Rate), or

                   (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or any Loans outstanding to such Lender,

                   (iii) and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

          (b) CAPITAL COSTS. If any Lender determines that any Change in Law regarding capital requirements increases or could reasonably be expected to have the effect of increasing the amount or cost of capital required or expected to be maintained by such Lender or any corporation controlling such Lender, or reduces or could reasonably be expected to have the effect of reducing the rate of return on such capital, and such Lender reasonably determines that the amount or cost of such capital is increased, or the rate of return thereon is reduced, by or based upon the existence or funding of such Lender's commitment to make or maintain loans under this Agreement and other commitments of this type, to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then the Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender in good faith determines such increase in capital, or reduction in the rate of return, to be allocable to the existence or funding of its commitment.

          (c) PROOF OF COSTS. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 2.6(a) or Section 2.6(b), shall be delivered to the Borrower and shall be final, conclusive and binding, absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) LOOK-BACK LIMIT. The Borrower shall not be required to compensate a Lender pursuant to this Section 2.6 for any increased costs or reductions incurred more than 90 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor, except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90- day period referred to above shall be extended to include the period of retroactive effect thereof. Subject to the foregoing, no failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.6 shall constitute a waiver of such Lender's right to demand such compensation.

          (e) EURODOLLAR RESERVE COMPENSATION. If in any Monthly Interest Period any Lender is required to maintain any reserves (including any marginal, special, emergency or supplemental reserves) for any eurocurrency funding or otherwise in respect of the Senior Secured Notes, then upon demand by such Lender the Borrower will pay such Lender on the Interest Payment Date for such Monthly Interest Period additional interest in an amount equal, for each day on which such reserves are required to be maintained by such Lender, to the difference between (i) interest for such day at the One-Month LIBO Rate determined for such Monthly Interest Period (the "Reference Rate Interest") multiplied by a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate amount (expressed as a decimal) certified by such Lender in a notice delivered to the Borrower, to be the reserve percentage (including any marginal, special, emergency or supplemental reserves) established by the Board and in effect as to such Lender for such day for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board), including all reserve percentages imposed pursuant to such Regulation D, and (ii) the Reference Rate Interest for such day.

          SECTION 2.7 BREAKAGE COSTS. In the event of the payment of any principal of any Loan other than on the last day of a Monthly Interest Period applicable thereto (including as a result of any required or voluntary prepayment or any required purchase offer or any Event of Default), the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be the amount determined by such Lender to be the excess, if any and only if a positive number, of (a) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the One-Month LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Monthly Interest Period therefor, over (b) the amount of interest that would accrue on such principal amount for such period at the One-Month LIBO Rate determined as of the second Business Day preceding the date of such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.7 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          SECTION 2.8   TAXES.

          (a) PAYMENTS FREE FROM TAXES. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Note Document shall be made free and clear of and without deduction for any Indemnified Taxes. If, nevertheless, the Borrower shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.8) each Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Entity in accordance with applicable law.

          (b) PAYMENT OF OTHER TAXES. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Entity in accordance with applicable law.

          (c) TAX INDEMNITY. The Borrower shall indemnify Lehman Brothers and its Affiliates and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes paid by any of them on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Note Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.8) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Entity.
A certificate as to the amount of such payment or liability delivered to the Borrower by the applicable Indemnified Person shall be conclusive absent manifest error.

          (d) DELIVERY OF RECEIPT. As soon as practicable after any payment of Indemnified Taxes by the Borrower to a Governmental Entity, the Borrower shall deliver to the affected Person the original or a certified copy of a receipt issued by such Governmental Entity evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to such Person.

          (e) FOREIGN LENDER CERTIFICATION. Any Foreign Lender shall deliver to the Borrower two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Foreign Lender's claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Foreign Lender delivers a Form W-8, a certificate representing that such Foreign Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Foreign Lender claiming complete exemption from, U.S. Federal withholding tax on payments by the Borrower under this Agreement and the other Not Documents. Such forms shall be delivered by each Foreign Lender on or before the date it becomes a party to this Agreement (or, in the case of a transferee that is a participation holder on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Foreign Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Foreign Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. Notwithstanding any other provision of this
Section 2.8(e), a Foreign Lender shall not be required to deliver any form pursuant to the preceding sentence of this Section 2.8(e) that such Foreign Lender is not legally able to deliver.

          (f) EFFECT OF FAILURE TO COMPLY. The Borrower shall not be required to indemnify any Foreign Lender or to pay any additional amounts to any Foreign Lender in respect of U.S. Federal withholding tax pursuant to Section 2.8(a) or
Section 2.8(c) to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Foreign Lender to comply with the provisions of Section 2.8(e). Should a Lender become subject to Taxes because of its failure to deliver a form required hereunder,

Borrower shall, at Lender's expense, take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

          SECTION 2.9 PRO RATA PAYMENTS; SHARING OF SETOFFS.

          (a) RATABLE PAYMENTS. The Borrower shall make all payments then due (including by virtue of a voluntary prepayment) on the Senior Secured Notes concurrently, without preference of one Lender over another.

          (b) DISPROPORTIONATE PAYMENTS. If any Lender shall receive from the Borrower or any Guarantor or shall otherwise obtain, by exercising any right of setoff or counterclaim or otherwise, any payment in respect of any principal of or interest on its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender in respect of its Loans and accrued interest thereon then owed and due, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest then owed and due on their respective Loans without giving effect to any such disproportionate payment. If any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest. The provisions of this Section 2.9(b) shall not be construed to apply to any payment made by the Borrower at any time when no Event of Default has occurred and is continuing on account of any Note Liabilities other than the principal of or interest on Senior Secured Notes. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          SECTION 2.10 REPLACEMENT OF LENDER. If any Lender gives notice of illegality pursuant to Section 2.3(h) or requests compensation under Section 2.6, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.8, then the Borrower may, at its sole expense and effort, upon notice to such Lender and each other Lender, require such Lender to assign and transfer all (but not less than all) Senior Secured Notes held by it, without recourse and pursuant to an Assignment and Acceptance (in accordance with and subject to the restrictions contained in Section 7.3), to an assignee that shall assume all of such Lender's obligations under this Agreement (which assignee may be another Lender willing to accept such assignment), but (in each case) only if (a) such Lender has received payment of an amount equal to 100% of the principal balance and all accrued and unpaid interest outstanding on such Senior Secured Notes and all other Note Liabilities outstanding to such Lender, from the assignee (to the extent of such outstanding principal and accrued interest) or the Borrower (in the case of all other Note Liabilities) and (b) in the case of any such assignment resulting from a claim for compensation under Section 2.6 or payments required to be made pursuant to Section 2.8, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and transfer if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and transfer cease to apply.

                                  ARTICLE III.
                                   CONDITIONS

          SECTION 3.1   EFFECTIVE DATES.

          (a) CONDITIONS. The effectiveness of the Original Agreement was subject to the satisfaction or waiver by the Required Lenders of the conditions precedent set forth in Section 3.1 thereof. The effectiveness of the First Amendment and Restatement was subject to the satisfaction or waiver by the Required Lenders of the conditions precedent set forth in Section 3.1 thereof. The effectiveness of the amendment and restatement reflected hereby is subject to the satisfaction of the following conditions precedent:

                   (i) Four counterparts of this Agreement shall have been executed and delivered by the Borrower, Starwood REIT and each Subsidiary of the Borrower or Starwood REIT that as of the date hereof is required to be a Guarantor pursuant to the First Amendment and Restatement;

                   (ii) The Administrative Agent and the Borrower shall have received, by telefax or manual delivery, a counterpart signature page of this Agreement signed on behalf of the Required Lenders;

                   (iii) The Borrower shall have delivered to the Lenders a Notice of Pledge Agreement Entitlement in substantially the form of Exhibit C to this Agreement duly executed by the Borrower and Starwood REIT, with the Confirmation of Receipt and Approval appended thereto duly executed by the Persons named thereon; and

                   (iv) All principal outstanding on the Tranche One Loans and all unpaid interest accrued thereon shall have been prepaid in full by the Borrower.

          (b) REPRESENTATIONS AND WARRANTIES BY THE BORROWER. The Borrower represents and warrants to the Administrative Agent and each Lender that, as of the Effective Date:

                   (i) Each Loan Party is a corporation or other legal entity duly incorporated or formed and (in the case of the Guarantors to the best knowledge of the Borrower) existing in good standing under the laws of the State in which it was organized and has all corporate or other organizational power and authority to enter into this Agreement and to undertake, maintain and perform its obligations thereunder;

                   (ii) The execution and delivery of this Agreement by each Loan Party and the assumption, maintainance and performance by it of its obligations hereunder have been duly authorized by all necessary corporate or other required action on the part of its board of directors, shareholders or other governing authorities;

                   (iii) Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby does or shall, to the best knowledge of the Borrower, contravene, result in a breach of, or violate (A) any provision of any Loan Party's certificate or articles of incorporation or bylaws, partnership or limited liability company agreement, or other governing documents, (B) any law or regulation,
     (C) any order or decree of any court or government instrumentality or (D) any indenture, mortgage, deed of trust, lease or other instrument or agreement governing or relating to any Indebtedness of any Loan Party or any other material agreement to which any Loan Party is a party or by which any Loan Party or any of its property is bound, except in the case of clause (D) where such breach, violation or contravention will not cause a Material Adverse Effect;

                   (iv) This Agreement has been duly executed and delivered by each Loan Party and is the legal, valid and binding obligation of each Loan Party, enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity (whether arising under a proceeding at law or equity); and

                   (v) Each condition precedent set forth in Section 3.1(a) of the First Amendment and Restatement was satisfied or waived by the Lenders in accordance with the provisions of the First Amendment and Restatement as of the effective date of the First Amendment and Restatement.

          SECTION 3.2   CONDITIONS PRECEDENT TO ALL LOANS.

          (a) ADDITIONAL CONDITIONS. Pursuant to the First Amendment and Restatement, the obligation of each Lender to fund any requested Loan was subject to the additional conditions precedent set forth in Section 3.2 thereof.

          (b) SATISFACTION OF ADDITIONAL CONDITIONS. The Borrower represents and warrants that each condition precedent referred to in Section 3.2(a) was satisfied as of the date of the funding of each Loan.

                                  ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

          Each Loan Party hereby agrees with, and represents and warrants to, LCPI and the Lenders that, as of the Original Closing Date, the effective date of the First Amendment and Restatement and the date of the making of each Loan hereunder (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date), in each case except as otherwise set forth in the Disclosure Schedule:

          SECTION 4.1 REPRESENTATIONS AND WARRANTIES IN THE ACQUISITION AGREEMENT AND THE BANK CREDIT FACILITY. Each of the representations and warranties made by any Loan Party contained in the Bank Credit Facility or in the Acquisition Agreement or any other Transaction Document, as set forth therein on the Original Closing Date without regard to any subsequent waiver thereof or amendment thereto, was true and correct in all material respects on the Original Closing Date and is hereby incorporated herein by reference as if set forth at length herein. Each of the representations and warranties made by any Loan Party contained in the Bank Credit Facility, as set forth therein on the effective date of the First Amendment and Restatement without regard to any waiver thereof or amendment thereto after such effective date, is and shall be true and correct in all material respects on such effective date and on the date of the making of each Loan hereunder and is hereby incorporated herein by reference as if set forth at length herein. A true copy of the Disclosure
Schedule is attached hereto as Schedule 4.1.

          SECTION 4.2 ORGANIZATION; GOOD STANDING. Each Loan Party has been duly incorporated, duly organized or duly constituted and is a validly existing corporation, limited partnership, real estate investment trust or limited liability company in good standing under the laws of its jurisdiction of organization, with corporate, trust, partnership or other necessary power and authority to own, lease and operate its properties and conduct its business as it is being conducted and is duly qualified to do business and is in good standing as a foreign corporation, trust, limited partnership, or limited liability company in all jurisdictions in which it owns, leases or operates substantial properties or in which the conduct of its business requires such qualification except where the failure to so qualify will not cause a Material Adverse Effect.

          SECTION 4.3  DUE AUTHORIZATION AND ENFORCEABILITY.

         (a) TRANSACTION DOCUMENTS. Each of the Transaction Documents (i) has been duly authorized, executed and delivered by each Loan Party that is a party thereto and (ii) constitutes a valid and binding obligation of such Loan Party enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity (whether arising under a proceeding at law or in equity).

         (b) SENIOR SECURED NOTES. The Senior Secured Notes have been duly authorized by the Borrower and, when executed and delivered to any Lender pursuant to the terms of this Agreement against funding of the applicable Loan made by such Lenders, are valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity (whether arising under a proceeding at law or in equity).

          (c) LOAN PARTIES. Except for Subsidiaries that are Loan Parties, no Subsidiary of the Borrower or Starwood REIT has guaranteed any Credit Facility Obligation or has granted or agreed to grant or become subject to any Lien securing any Credit Facility Obligation.

          (d) PLEDGE AGREEMENT BENEFITS. The Senior Secured Notes constitute Obligations that are Senior Secured Note Obligations pursuant to subclause (v) of Section 1(a) of the Pledge Agreement. The principal of and interest on the Senior Secured Notes and the loans and indebtedness evidenced thereby and all other Note Liabilities are and shall be secured by all security interests and liens upon all collateral security granted to Bankers Trust Company as Collateral Agent pursuant to the Pledge Agreement, on the terms and conditions therein set forth.

          (e) COLLATERAL. Neither the Borrower nor Starwood REIT nor any of their Subsidiaries has agreed to secure, or has granted or become subject to any Lien securing, any Credit Facility Obligations, except pursuant to the Pledge Agreement. The Senior Secured Liabilities are, and any Indebtedness incurred to refinance the Senior Secured Notes is permitted under the Bank Credit Facility to be and shall be, equally and ratably secured by all Collateral under the Pledge Agreement. All actions required under the Pledge Agreement to extend the benefit of the collateral security thereunder to the Note Liabilities have been duly and effectually taken and completed.

          (f) SUBORDINATION. No Indebtedness or other liabilities owed by one of the Borrower, Starwood REIT or their Subsidiaries to one or more of the others of them has been contractually subordinated to the payment of any Credit Facility Liabilities, except Indebtedness and other liabilities that are subordinated, to at least the same extent, to the payment of the Note Liabilities.

          SECTION 4.4 AFFILIATE GUARANTY. The Affiliate Guaranty has been duly authorized by each Guarantor and is a valid and binding obligation of each Guarantor, enforceable against each of them in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity (whether arising under a proceeding at law or in equity).

          SECTION 4.5   NO CONFLICTS.

          (a) NO VIOLATION. Neither the execution and delivery of any Transaction Document nor the consummation of any of the Transactions nor compliance with the terms and provisions hereof or thereof (i) violates or will violate any law or regulation or any order or decree of any court or Governmental Entity applicable to any Loan Party or any Restricted Subsidiary or by which any of their respective properties or assets may be bound, (ii) constitutes or will constitute a breach or a violation of, any of the terms or provisions of, or a default under, the organizational documents (including any certificate of incorporation or bylaws) or any other corporate or organizational restriction, as applicable, of any Loan Party or any Restricted Subsidiary or
(iii) conflicts with or will result in the breach of, or constitutes a default under, any contract to which a Loan Party or any Restricted Subsidiary is a party or by which any of them or any of their respective assets may be bound, except in th case of clause (iii) where such breach, violation or conflict will not cause a Material Adverse Effect.

          (b) NO UNOBTAINED APPROVALS. No consent, approval, authorization or order of, or any registration or filing with, any Governmental Entity that has not been obtained or made is or will be required in connection with the execution and delivery of the Transaction Documents by any Loan Party or the consummation of the Transactions.

          SECTION 4.6 NO VIOLATION OF MARGIN REGULATION. None of the transactions contemplated by this Agreement (including the use of the proceeds from the issuance of the Senior Secured Notes and the pledge of the Class A Shares following the Reorganization) will violate or result in a violation of
Section 7 of the Exchange Act, or any rule or regulation issued pursuant thereto, including the Margin Regulations.

          SECTION 4.7 GOVERNMENTAL REGULATIONS. No Loan Party or Subsidiary of a Loan Party is or will be subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or to any other Federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

          SECTION 4.8 FULL DISCLOSURE. None of the Exchange Act Documents, none of the representations, warranties and factual statements made by any Loan Party in any of the Transaction Documents and no other information, report, Financial Statement or certificate delivered or to be delivered to LCPI, Lehman Brothers or the Lenders in connection with the Note Documents or in connection with or in anticipation of the Transactions contains or will contain, as of the date thereof, any untrue statement of material fact or omitted or omits or will omit to state a material fact necessary to make such statements not misleading in light of the circumstances in which such statements were made. It is understood, however, that to the extent the Exchange Act Documents or any such information, report, Financial Statement or certificate includes projections, such projections are based upon good faith estimates and assumptions believed to be reasonable at the time made and are not to be viewed as facts. Actual results during the period or periods covered by such projections may differ from the projected results.

          SECTION 4.9 FINANCIAL CONDITION; SOLVENCY. Giving due effect to rights of reimbursement and contribution reserved under the Affiliate Guaranty, (a) the fair value of the assets of each Loan Party exceeds its debts and liabilities, direct, subordinated, contingent or otherwise, (b) the present fair salable value of the property of each Loan Party is greater than the amount that will be required to satisfy its probable liability on its debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party is able to pay its debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) no Loan Party will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date. No Loan Party intends to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it and the timing and amounts of cash to be payable on or in respect of its Indebtedness.

          SECTION 4.10 NO MATERIAL ADVERSE CHANGE. No event has occurred since January 14, 1998 that has had, or could reasonably be expected to have, a Material Adverse Effect.

                                   ARTICLE V.
                                    COVENANTS

          So long as any of the principal of or interest on the Senior
Secured Notes shall be unpaid, the Borrower and each of the Guarantors covenants and agrees with the Lenders as follows:

          SECTION 5.1 PAYMENT OF SENIOR SECURED NOTES. The Borrower shall pay or cause to be paid the principal of and interest on the Senior Secured Notes at the rates and on the dates and in the manner provided in this Agreement and the Senior Secured Notes.

          SECTION 5.2  MAINTENANCE OF OFFICE OR AGENCY.

          (a) MAINTENANCE OF OFFICE OR AGENCY. The Loan Parties shall maintain an office or agency where Senior Secured Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Borrower or the Guarantors in respect of the Senior Secured Notes and this Agreement may be served. The Loan Parties shall give prompt written notice to the Lenders of the location, and any change in the location, of such office or agency.

          (b) OTHER OFFICES OR AGENCIES. The Borrower may also from time to time designate one or more other offices or agencies where the Senior Secured Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Borrower shall give prompt written notice to the Lenders of any such designation or rescission and of any change in the location of any such other office or agency.

          SECTION 5.3 REPORTS. The Borrower and Starwood REIT shall provide to the Lenders, within 15 days after they file them with the SEC, copies of their annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rule or regulation prescribe) which the Borrower or Starwood REIT is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Borrower or Starwood REIT may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Borrower and Starwood REIT shall continue to provide each Lender with, without cost to any Lender, (a) within 90 days after the end of each fiscal year, annual reports on Form 10-K (or any successor form) containing the information required to be contained therein (or required in such successor form); (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q (or any successor form); and (c) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K (or any successor form) containing the information required to be contained therein (or required in any successor form). The Borrower and Starwood REIT shall in all cases, without cost to each recipient, provide copies of such information to the Lenders and shall make available such information to prospective purchasers and to securities analysts and broker-dealers upon their request. In addition, the Borrower and Starwood REIT shall, for so long as any Senior Secured Notes remain outstanding, furnish to the Lenders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Notwithstanding anything to the contrary herein, no Lender and no other Person shall have any duty to review such document for purposes of determining compliance with any provisions of this Agreement.

          SECTION 5.4  COMPLIANCE CERTIFICATION.

          (a) OFFICERS' CERTIFICATE. The Borrower and Starwood REIT shall deliver to each Lender, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Borrower and Starwood REIT and their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers of the Borrower and Starwood REIT with a view to determining whether each Loan Party is in compliance with this Agreement and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each Loan Party is in compliance with each and every covenant contained in this Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Agreement (or, if a Default or Event of Default shall exist, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Loan Parties are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred that remains in existence by reason of which payments on account of the principal of or interest, if any, on the Senior Secured Notes is prohibited or if such event exists, a description of the event and what action the Loan Parties are taking or propose to take with respect thereto.

          (b) AUDITORS' STATEMENT. So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 5.3 shall be accompanied by a written statement of the Borrower's and Starwood REIT's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that any Loan Party is in violation of any provisions of Article V or
Article VI or, if any such violation exists, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) NOTICE OF DEFAULT. The Borrower and Starwood REIT shall, so long as any of the Senior Secured Notes are outstanding, deliver to each Lender, within ten Business Days after any Officer becomes aware of any Default or Event of Default or any event of default under any document, instrument or agreement representing Indebtedness of the Borrower or Starwood REIT, an Officers' Certificate specifying such Default, Event of Default or event of default and what action the Borrower and Starwood REIT are taking or propose to take with respect thereto.

          SECTION 5.5 TAXES. The Borrower and Starwood REIT shall pay, and shall cause each Restricted Subsidiary to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have any Material Adverse Effect.

          SECTION 5.6 STAY, EXTENSION AND USURY LAWS. Each of the Borrower and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and each of the Borrower and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to any Lender, but shall suffer and permit the execution of every such power as though no such law has been enacted.

          SECTION 5.7 RESTRICTED PAYMENTS. The Borrower and Starwood REIT will not, and will not permit any Restricted Subsidiary to, directly or indirectly:
(i) declare or pay any dividend or make any distribution on account of any of the Borrower's or Starwood REIT's or any Restricted Subsidiary's Equity Interests (including any payment in connection with any merger or consolidation involving either of the Borrower or Starwood REIT) or to the direct or indirect holders of either of the Borrower's or Starwood REIT's Equity Interests in their capacity as such (other than (A) dividends or distributions by the Borrower or Starwood REIT payable in Equity Interests (other than Disqualified Stock) of the Borrower and/or Starwood REIT (or accretions thereon); or (B) dividends or distributions paid to the Borrower or Starwood REIT or a Restricted Subsidiary);
(ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving either of the Borrower or Starwood REIT) any Equity Interests of the Borrower, Starwood REIT or any Restricted Subsidiary (other than any such Equity Interests owned by the Borrower, Starwood REIT or any Restricted Subsidiary); (iii) make any payment on or with respect to or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness of the Borrower, Starwood REIT or any Restricted Subsidiary (other than, in each case, scheduled interest and principal payments with respect to any such Subordinated Indebtedness); (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b) the Borrower would, after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 5.9 (applying only clauses (1) and (2) and not clause (3) thereof); and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower, Starwood REIT and the Restricted Subsidiaries after the Original Closing Date (excluding Restricted Payments permitted by clauses (ii), (iii), (vi), (ix), (x), (xii), (xiii), (xiv) and (xv) of the next succeeding paragraph and including the other Restricted Payments permitted by the next paragraph), is less than the sum of (X) an amount equal to
(1) for as long as, and for the period during which, Starwood REIT qualifies as a REIT under the Code, 90% (or, for the portion of any such period from and after the Reorganization Date, 50%) of the Combined Funds From Operations of the Borrower and Starwood REIT for the period (taken as one accounting period) from December 31, 1997 to the end of the Borrower's and Starwood REIT's most recently ended fiscal quarter for which internal financial statements are available (or, in the case such Combined Funds From Operations for such period is a deficit, minus 100% of such deficit), plus (2) for as long as and for the period during which Starwood REIT does not qualify as a REIT under the Code, 50% of the Combined Net Income of the Borrower and Starwood REIT for the period (taken as one accounting period) commencing at the end of the fiscal quarter during which it failed to qualify as a REIT under the Code to the end of the Borrower's and Starwood REIT's most recently ended fiscal quarter for which internal financial statements are available (or, in the case such Combined Net Income for such period is a deficit, minus 100% of such deficit), plus (Y) without duplication, 100% of the aggregate net cash proceeds received by the Borrower or Starwood REIT since the Original Closing Date from capital contributions (other than from the Borrower, Starwood REIT or any Restricted Subsidiary) or the issue or sale of Equity Interests (other than Disqualified Stock) or debt securities of the Borrower or Starwood REIT that have been converted int or exchanged for such Equity Interests of the Borrower or Starwood REIT (other than Equity Interests or such debt securities of the Borrower or Starwood REIT sold to the Borrower, Starwood REIT or a Restricted Subsidiary and other than Disqualified Stock or debt securities that have been converted into or exchanged for Disqualified Stock, excluding any Equity Interests or debt securities that have been converted into Equity Interests, the proceeds of which were applied, directly or indirectly, to the costs or expenses of the Acquisition), plus (Z) to the extent not otherwise included in Combined Funds From Operations or Combined Net Income, as the case may be, 100% of the cash dividends or distributions or the amount of the cash principal and interest payments received since the Original Closing Date by the Borrower, Starwood REIT or any Restricted Subsidiary from any Unrestricted Subsidiary or in respect of any Restricted Investment (other than dividends or distributions to pay obligations of or with respect to such Unrestricted Subsidiary such as income taxes) until the entire amount of the Investment in such Unrestricted Subsidiary has been received or the entire amount of such Restricted Investment has been returned, as the case may be, and 50% of such amounts thereafter. In the event that the Borrower or Starwood REIT converts an Unrestricted Subsidiary to a Restricted Subsidiary, the Borrower and Starwood REIT may add back to this clause (c) the aggregate amount of any Investment in such Subsidiary that was a Restricted Payment at the time of such Investment, with such Investment to be valued at the lower of book value or fair market value at the time of conversion.

             The foregoing provisions will not prohibit

                   (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement;

                   (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Borrower, Starwood REIT or any Restricted Subsidiary, in each case, in exchange for, or out of the proceeds of, the substantially concurrent sale or issuance (other than to the Borrower, Starwood REIT or a Restricted Subsidiary) of Equity Interests of the Borrower or Starwood REIT (other than any Disqualified Stock); provided that the amount of any net cash proceeds from the sale of such Equity Interests shall be excluded from clause (c) (Y) of the preceding paragraph;

                   (iii) the defeasance, redemption, repurchase, retirement or other acquisition of any Subordinated Indebtedness of the Borrower, Starwood REIT or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale or issuance (other than to the Borrower, Starwood REIT or a Restricted Subsidiary) of Subordinated Indebtedness of the Borrower, Starwood REIT or such Restricted Subsidiary or Equity Interests of the Borrower or Starwood REIT (other than Disqualified Stock); provided, however, that (1) the principal amount of such Subordinated Indebtedness incurred pursuant to this clause (iii) shall not exceed the principal amount of the Subordinated Indebtedness so redeemed, repurchased, retired or otherwise acquired (plus the amount of reasonable expenses incurred and any premium paid in connection therewith), (2) such Subordinated Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Subordinated Indebtedness being redeemed, repurchased, retired or otherwise acquired, (3) such Subordinated Indebtedness shall be subordinate in right of payment to the Senior Secured Notes and Affiliate Guaranty on terms at least as favorable to the Lenders in respect of the Senior Secured Notes and the Affiliate Guaranty as those contained in the documentation governing the Subordinated Indebtedness being redeemed, repurchased, retired or otherwise acquired and (4) the net cash proceeds from the sale of any Equity Interests issued pursuant to this clause (iii) shall be excluded from clause (c) (Y) of the preceding paragraph;

                   (iv) any redemption or purchase by the Borrower, Starwood REIT or any Restricted Subsidiary of Equity Interests or Subordinated Indebtedness of the Borrower or Starwood REIT required by a Gaming Authority in order to preserve a material Gaming License; provided, that so long as such efforts do not jeopardize any material Gaming License, the Borrower, Starwood REIT or such Restricted Subsidiary shall have diligently tried to find a third-party purchaser for such Equity Interests or Subordinated Indebtedness and no third-party purchaser acceptable to the applicable Gaming Authority was willing to purchase such Equity Interests or Subordinated Indebtedness within a time period acceptable to such Gaming Authority;

                   (v) for so long as Starwood REIT is a REIT under the Code for Federal income tax purposes, Starwood REIT may make cash distributions to its shareholders in amount necessary to maintain its status as a REIT under the Code;

                   (vi) intercompany payments, including without limitation, debt repayments, between or among the Borrower, Starwood REIT and their Restricted Subsidiaries or the payment of any dividend by a Subsidiary of the Borrower or Starwood REIT to the Borrower, Starwood REIT or any Restricted Subsidiary as the holder of its Equity Interests;

                   (vii) the repurchase of shares of, or options to purchase, common stock of either of the Borrower or Starwood REIT from employees, former employees, directors or former directors of the Borrower or Starwood REIT or any Restricted Subsidiary (or permitted transferees of such individuals), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto), in each case, as in effect on the date of the Original Agreement and as approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock (the "Employee Stock Buybacks");

                   (viii) repurchases of Capital Stock of the Borrower or Starwood REIT deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options;

                   (ix) WD Parent Corp. to pay regularly scheduled cash dividends on the VNU Preferred Stock at a rate not to exceed 6% per annum and any mandatory redemptions thereunder;

                   (x) WD Parent Corp. to otherwise redeem outstanding shares of VNU Preferred Stock;

                   (xi) the purchase of UBS Shares prior to December 31, 1998 for an aggregate consideration of up to $200,000,000;

                   (xii) other Restricted Payments not to exceed $135 million in the aggregate in any calendar year pursuant to this clause (xii);

                   (xiii) the purchase for cash of up to $1.0 billion of the Paired Common Shares of the Borrower and Starwood REIT;

                   (xiv) the acquisition or retirement for value of Equity Interests in Newco and Starwood REIT pursuant to the Reorganization; and

                   (xv) Restricted Investments of up to $350,000,000 outstanding at any one time,

provided, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (ii) (to the extent that any Equity Interests are redeemed, retired or acquired from the cash proceeds from the sale or issuance of Equity Interests), (iii) (to the extent that any Subordinated Indebtedness is defeased, redeemed, retired, repurchased or otherwise acquired from the cash proceeds from the sale or issuance of other Subordinated Indebtedness or Equity Interests), (v), (vii), (ix), (x), (xi), (xii), (xiii),
(xiv) and (xv) no Event of Default (and, in the case of clauses (xiii), (xiv) and (xv), no Default) shall have occurred and be continuing or would occur as a consequence thereof.

                  For purposes of determining the amount of Restricted Investments outstanding at any time, all Restricted Investments shall be valued at their fair market value at the time made, and no adjustments will be made for subsequent changes in fair market value.

                  Not later than the date of filing any quarterly or annual report, the Borrower and Starwood REIT shall deliver to each Lender an Officers' Certificate stating that each Restricted Payment made in the prior fiscal quarter was permitted and setting forth the basis upon which the calculations required by this Section 5.7 were computed, which calculations may be based upon the Borrower's and Starwood REIT's latest available financial statements.

          SECTION 5.8 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Borrower and Starwood REIT shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to (a) (i) pay dividends or make any other distributions to the Borrower or Starwood REIT or any Restricted Subsidiary (A) on their Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Borrower, Starwood REIT or any Restricted Subsidiary (other than in respect of the subordination of such Indebtedness to the Senior Secured Notes, the Affiliate Guaranty or any other Indebtedness incurred pursuant to the terms of this Agreement, as the case may be), (b) make loans or advances to the Borrower, Starwood REIT or any Restricted Subsidiary or (c) sell, lease, or transfer any of their properties or assets to the Borrower, Starwood REIT or any Restricted Subsidiary, except (in each case) for such encumbrances or restrictions existing under or by reason of (1) contractual encumbrances or restrictions in effect on the Original Closing Date, (2) the Bank Credit Facility (and any related security agreements) and any Guaranties thereof, this Agreement, the Senior Secured Notes, the Affiliate Guaranty, indebtedness incurred pursuant to clause (h) and (j) of Section 5.9 and any related security agreements, (3) this Agreement, the Senior Secured Notes and the Affiliate Guaranty, (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Borrower, Starwood REIT or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (5) by eason of customary non-assignment provisions in leases entered into in the ordinary course of business, (6) purchase money obligations for property acquired in the ordinary course of business or secured indebtedness permitted to be incurred and secured hereby that impose restrictions of the nature discussed in clause (c) above on the property so acquired or which secures such indebtedness, (7) applicable law or any applicable rule or order of any Gaming Authority, (8) customary restrictions imposed by asset sale or stock purchase agreements relating to the sale of assets or stock by the Borrower, Starwood REIT or any Restricted Subsidiary, (9) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (8 above, provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower and Starwood REIT, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing, or (10) customary encumbrances or restrictions, pursuant to the terms of Preferred Stock permitted to be issued pursuant to Section 5.9, on the payment of dividends or distributions on the other Capital Stock of the issuer of such Preferred Stock.

          SECTION 5.9 LIMITATIONS ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK. The Borrower and Starwood REIT shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur" and correlatively, an "incurrence" of) any Indebtedness (including Acquired Indebtedness) or any shares of Disqualified Stock or Subsidiary Preferred Stock; provided, however, that the Borrower, Starwood REIT or a Restricted Subsidiary may incur Indebtedness or issue shares of Disqualified Stock or Subsidiary Preferred Stock if:

                   (i)    (1)   the Fixed Charge Coverage Ratio for the most
         recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such incurrence would have been at least 2.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, and application of proceeds had occurred at the beginning of such four-quarter period,

                   (ii)   (2)   Combined Debt is no greater than 60% of Combined
         Adjusted Total Assets, determined on a pro forma basis after giving effect to such incurrence, and

                   (iii)  (3)   the aggregate principal amount of (A) all
         Indebtedness of the Borrower and Starwood REIT that is secured by any Lien on any property of the Borrower or Starwood REIT plus (B) all Disqualified Stock issued by any Restricted Subsidiary other than Starwood REIT plus (C) all other outstanding Subsidiary Preferred Stock plus (D) all Indebtedness of any Restricted Subsidiary other than Starwood REIT (whether or not secured by a Lien), excluding (X) (so long as they are equally and ratably secured) the Bank Credit Facility and the Senior Secured Notes and Guaranties thereof, (Y) other Guaranties of Indebtedness of the Borrower or Starwood REIT and (Z) any such Indebtedness, Disqualified Stock or Subsidiary Preferred Stock that is owed to or held by the Borrower, Starwood REIT or any Restricted Subsidiary, does not exceed 40% of Combined Adjusted Total Assets, determined on a pro forma basis after giving effect to such incurrence.

         The foregoing limitations will not apply to:

          (b) the incurrence by the Borrower, Starwood REIT or any Restricted Subsidiary of Indebtedness under the Bank Credit Facility and any Guaranties thereof in an aggregate principal amount not to exceed at any one time $3,100,000,000, less the aggregate amount of all principal repayments and mandatory prepayments of term loans outstanding thereunder made after the Original Closing Date and the amount of all reductions to revolving loan commitments made after the Original Closing Date (in each case to the extent that all required repayments in respect of such revolving loan commitment reductions have actually been made), but excluding any principal repayments or prepayments or commitment reductions to the extent same are made in connection with the incurrence of refinancing indebtedness, whether in whole or in part, under the Bank Credit Facility or a successor Bank Credit Facility;

          (c) the incurrence by the Borrower, Starwood REIT or any Restricted Subsidiary of any Existing Debt;

          (d) the incurrence by the Borrower, Starwood REIT or any Restricted Subsidiary of Indebtedness represented by the Senior Secured Notes and the Affiliate Guaranty;

          (e) the incurrence by the Borrower, Starwood REIT or any Restricted Subsidiary of Indebtedness (the "Refinancing Indebtedness") issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund Indebtedness referred to in the first paragraph of this covenant or in clauses (b), (c), this clause (d), (h) or (j); provided, however, that (1) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness (or, in the case of Indebtedness with original issue discount, the accreted value of such Indebtedness) so extended, refinanced, renewed, replaced, substituted or refunded (plus the amount of reasonable expenses incurred and any premium paid in connection therewith), (2) if the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded is subordinate in right of payment to the Senior Secured Notes, such Refinancing Indebtedness shall be subordinate in right and priority of payment to the Senior Secured Notes and the Affiliate Guaranty on terms at least as favorable to the Lenders in respect of Senior Secured Notes and the Affiliate Guaranty as those contained in the documentation governing any subordinated Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded, and (3) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded;

          (f) (1) intercompany Indebtedness between or among the Borrower, Starwood REIT and any Restricted Subsidiary; provided, however, the obligations to pay principal, interest or other amounts under such intercompany Indebtedness is subordinated to the payment in full of the Senior Secured Notes and the Affiliate Guaranty or (2) Disqualified Stock or Subsidiary Preferred Stock issued to the Borrower, Starwood REIT or any Restricted Subsidiary;

          (g) Hedging Obligations that are incurred (1) for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is not prohibited by the terms of this Agreement to be outstanding or (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges;

          (h) to the extent that such incurrence does not result in the incurrence by the Borrower, Starwood REIT or any Restricted Subsidiary of any obligation for the payment of borrowed money of others, Indebtedness incurred solely in respect of performance bonds, completion guarantees and similar obligations (other than standby letters of credit or bankers acceptances); provided, that such Indebtedness was incurred in the ordinary course of business of the Borrower, Starwood REIT or a Restricted Subsidiary; --------

          (i) Acquired Indebtedness, provided that (i) such Indebtedness was not incurred in connection with or in contemplation of the acquisition by which such Acquired Indebtedness was acquired, and (ii) such Acquired Indebtedness does not exceed 100% of the total value of the assets or of the entity so acquired;

          (j) the incurrence by the Borrower, Starwood REIT or any Restricted Subsidiary of additional Indebtedness not otherwise permitted hereunder in an aggregate amount at any time outstanding not to exceed $500 million; and

          (k) the guaranty by the Borrower, Starwood REIT or any Restricted Subsidiary of Indebtedness of the Borrower, Starwood REIT or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant.

          The Borrower and Starwood REIT shall not permit any of their Unrestricted Subsidiaries to incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock, other than Non-Recourse Indebtedness; provided, however, that if any such Unrestricted Subsidiary ceases to remain an Unrestricted Subsidiary, such event shall be deemed to constitute the incurrence of the Indebtedness in such Subsidiary by a Restricted Subsidiary.

          For purposes of determining compliance with this Section 5.9, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness permitted in clauses (a) through (j) above or is entitled to be incurred pursuant to the first paragraph of this Section 5.9, the Borrower and Starwood REIT shall, in their sole discretion, classify such item of Indebtedness in any manner that complies with this Section 5.9 and such item of Indebtedness will be treated as having been incurred pursuant to only such clause or clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value or principal and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 5.9.

          The Borrower covenants and agrees that the Note Liabilities will at all times rank pari passu in right of payment with all other senior indebtedness of the Borrower and the Guarantors, including all Obligations under the Bank Credit Facility, and that the Note Liabilities will at all times be senior in right of payment to all Indebtedness of the Borrower and the Guarantors which is contractually subordinated to any other Indebtedness of the Borrower or any Guarantor.

          SECTION 5.10 ASSET SALES. The Borrower and Starwood REIT shall not, and shall not permit any Restricted Subsidiary to, consummate an Asset Sale, unless (a) no Default or Event of Default exists or is continuing immediately prior to or after giving effect to such Asset Sale, (b) the Borrower, Starwood REIT, or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined by an Officer for any Asset Sale of less than $50.0 million and as determined by the Board of Directors for any Asset Sale in excess of $50.0 million and, in each case, as set forth in an Officers' Certificate delivered to the Lenders annually) of the assets sold or otherwise disposed of and (c) at least 75% of the consideration therefor received by the Borrower, Starwood REIT or any Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents or Investments that are not prohibited to be made under Section 5.7; provided, however, that the amount of (A) any liabilities (as shown on the Borrower's, Starwood REIT's, or such Restricted Subsidiary's, as the case may be, most recent balance sheet or in the notes thereto) of the Borrower, Starwood REIT, or such Restricted Subsidiary, as the case may be (other than liabilities that are by their terms expressly subordinated to the Senior Secured Notes and the Affiliate Guaranty), that are assumed by the transferee of any such assets and (B) any notes or other obligations received by the Borrower, Starwood REIT or any Restricted Subsidiary, as the case may be, from such transferee that are converted by the Borrower, Starwood REIT or such Restricted Subsidiary, as the case may be, into cash (to the extent of the cash received) within 5 Business Days following the closing of such Asset Sale, shall be deemed to be cash only for purposes of satisfying clause (y) of this Section 5.10 and for no other purpose.

                  Within 365 days after the Borrower's, Starwood REIT's or any Restricted Subsidiary's receipt of the Net Proceeds of any Asset Sale (the "Reinvestment Period"), such Person may apply the Net Proceeds from such Asset Sale (i) to permanently reduce Credit Facility Liabilities (in such manner as to reduce the amount available under Section 5.9(a)) or other Indebtedness that is not Subordinated Indebtedness or (ii) in an investment in any one or more business, capital expenditure or other tangible asset of the Borrower, Starwood REIT or any Restricted Subsidiary, in each case, engaged, used or useful in the business, in each case, with no concurrent obligation to make an offer to purchase any Senior Secured Notes. Pending the final application of any such Net Proceeds, the Borrower, Starwood REIT or such Restricted Subsidiary may temporarily reduce Credit Facility Liabilities, if any, or otherwise invest such Net Proceeds in Cash Equivalents. Any Net Proceeds from the Asset Sale that are not invested or used to repay Indebtedness or as working capital within the Reinvestment Period as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Borrower shall, subject to any repayment obligations owed to the lenders under the Bank Credit Facility, make a Purchase Offer to all Lenders in respect of Senior Secured Notes to purchase the maximum principal amount of Senior Secured Notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the aggregate principal amount thereof, in each case, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in Section 2.5. To the extent that the aggregate amount of Senior Secured Notes tendered pursuant to a Purchase Offer is less than the applicable Excess Proceeds, the Borrower may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Senior Secured Notes tendered by Lenders exceeds the amount of Excess Proceeds, the Senior Secured Notes to be purchased shall be prepaid in accordance with Section 2.5. Upon completion of any such Purchase Offer, the amount of Excess Proceeds shall be deemed reset at zero.

          SECTION 5.11 TRANSACTIONS WITH AFFILIATES. The Borrower and Starwood REIT shall not, and shall not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guaranty with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Borrower, Starwood REIT or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower, Starwood REIT or such Restricted Subsidiary with an unrelated Person and (b) the Borrower delivers to the Lenders (i) with respect to any Affiliate Transaction involving aggregate payments in excess of (A) $5.0 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above or (B) $10.0 million, a resolution adopted by a majority of the disinterested directors of the Board of Directors approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above or if there are no disinterested members of the Board of Directors, an opinion as to the fairness to the Borrower, Starwood REIT or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor. The foregoing provisions shall not apply to the following: (1) any employment, indemnification, noncompetition or confidentiality agreement entered into by any of the Borrower, Starwood REIT or any of their Restricted Subsidiaries with their employees or directors in the ordinary course of business; (2) the payment of reasonable fees to directors of the Borrower, Starwood REIT or their Restricted Subsidiaries who are not employees of the Borrower, Starwood REIT or their Restricted Subsidiaries; (3) transactions between or among the Borrower, Starwood REIT and/or any of their Restricted Subsidiaries; (4) with respect to the Borrower, Starwood REIT and any Restricted Subsidiary, Restricted Payments permitted under Section 5.7; or (5) the transactions contemplated by Schedule
9.06 in the Disclosure Schedule.

          SECTION 5.12  LIENS.

          (a) The Borrower and Starwood REIT shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly create, incur, assume or suffer to exist any Lien on any asset owned as of the Original Closing Date or thereafter acquired by the Borrower, Starwood REIT or any such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, except, in each case, Permitted Liens.

          (b) The Borrower and Starwood REIT shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly create, incur, assume or suffer to exist any Lien on any of their property or assets securing any Obligations with respect to the Bank Credit Facility or any Guaranty thereof, unless all Obligations under this Agreement and the Senior Secured Notes or the Affiliate Guaranty, as the case may be, are equally and ratably secured until such time as the Obligations with respect to the Bank Credit Facility and any Guaranty thereof are not so secured; provided, that in the circumstances and to the extent provided in the Bank Credit Facility, cash (and Cash Equivalents) collateral may be delivered from time to time in accordance with the requirements of the Bank Credit Facility without equally and ratably securing the Note Liabilities.

          (c) The Borrower and Starwood REIT shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or assume any Lien on the Collateral described in the Pledge Agreement, except for the Lien of the Pledge Agreement. The

Borrower and Starwood REIT shall not, and shall not permit any Restricted Subsidiary to, permit or consent to any Indebtedness becoming an Obligation secured by the Lien of the Pledge Agreement except for Credit Facility Liabilities, the Senior Secured Liabilities, Eligible Hedging Liabilities or the Senior Secured Notes or Affiliate Guaranty, the ITT Notes and any refinancings thereof.

          SECTION 5.13 CORPORATE EXISTENCE.

          (a) MAINTAIN EXISTENCE. Subject to Article V and Article VI, each of the Borrower and Starwood REIT and each of the other Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate, trust or limited liability company existence, and the corporate, limited liability company, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Borrower, Starwood REIT, any such other Guarantor or any such Subsidiary and (ii) the material rights (charter and statutory), licenses and franchises of the Borrower, Starwood REIT, the other Guarantors and their respective Subsidiaries; provided, however, that the Borrower, Starwood REIT and the other Guarantors shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their respective Subsidiaries, if the Boards of Directors of the Borrower and Starwood REIT shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower, Starwood REIT, the other Guarantors and their Subsidiaries, taken as a whole, and that the loss thereof would not have a Material Adverse Effect.

          (b) PAIRED SHARE STATUS. Each of the Borrower and Starwood REIT shall do or cause to be done all things necessary to maintain its "paired share" status such that all holders of the Common Stock of the Borrower and Starwood REIT own the same proportionate interest in both Borrower and Starwood REIT.

          (c) REORGANIZATION. Notwithstanding anything in this Section 5.13 to the contrary, each of the Borrower and Starwood REIT shall be permitted to consummate the Reorganization.

          SECTION 5.14 OFFER TO REPURCHASE UPON CHANGE OF CONTROL. Upon the occurrence of a Change of Control, the Borrower shall make an offer to each Lender of Senior Secured Notes to purchase all or any part (equal to $1,000 or an integral multiple thereof) of the Senior Secured Notes held by each such Lender pursuant to a Purchase Offer at an Offer Amount in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase. Such Purchase Offer shall be made in accordance with the procedures set forth in Article II hereof. The Borrower shall commence such Purchase Offer by mailing the notice set forth in Section 2.5(c) to the Lenders in respect of Senior Secured Notes.

          SECTION 5.15 DESIGNATION OF UNRESTRICTED SUBSIDIARY. The Boards of Directors of the Borrower and Starwood REIT may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided, that (a) at the time of designation, the Investment by either of the Borrower or Starwood REIT and any Restricted Subsidiary in such Subsidiary (other than

Permitted Investments) shall be deemed a Restricted Investment (to the extent not previously included as a Restricted Investment) made on the date of such designation in the amount of the fair market value of such Investment as determined in good faith by the Board of Directors, (b) since the Original Closing Date, such Unrestricted Subsidiary has not acquired any assets from the Borrower, Starwood REIT or any Restricted Subsidiary other than as permitted by the provisions of this Agreement, including Sections 5.7 and 5.10; (c) at the time of designation, no Default or Event of Default has occurred and is continuing or results immediately after such designation or as a result of any Restricted Investment made in such Subsidiary at the time of such designation;
(d) at the time of designation, such Subsidiary has no Indebtedness other than Non-Recourse Indebtedness of such Subsidiary; and (e) such Subsidiary does not own any Equity Interests in a Restricted Subsidiary.

                  A Subsidiary shall cease to be an Unrestricted Subsidiary and shall become a Restricted Subsidiary if either (i) at any time while it is a Subsidiary of the Borrower or Starwood REIT (A) such Subsidiary acquires any assets from the Borrower, Starwood REIT or any Restricted Subsidiary other than as permitted by this Agreement, including Sections 5.7 and 5.10 hereof; (B) such Subsidiary has any Indebtedness other than Non-Recourse Indebtedness of such Subsidiary; or (C) such Subsidiary owns any Equity Interests in a Restricted Subsidiary of the Borrower or Starwood REIT; or (ii) the Boards of Directors of the Borrower and Starwood REIT designates such Unrestricted Subsidiary to be a Restricted Subsidiary and no Default or Event of Default occurs or is continuing immediately after such designation.

          SECTION 5.16 LIMITATION ON STATUS AS INVESTMENT COMPANY. None of the Borrower, Starwood REIT or the Restricted Subsidiaries shall become subject to registration as an "investment company" (as that term is defined in the Investment Company Act of 1940).

          SECTION 5.17 SPECIAL COVENANTS. The Borrower and Starwood REIT shall, and shall cause each of the Restricted Subsidiaries to, comply with Article X.

                                  ARTICLE VI.
                                   SUCCESSORS

          SECTION 6.1 MERGER, CONSOLIDATION, OR SALE OF ASSETS. Neither the Borrower nor Starwood REIT shall consolidate or merge with or into or wind up into (whether or not such entity is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless
(a) the Borrower or Starwood REIT, as the case may be, is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Borrower or Starwood REIT) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof; (b) the Person formed by or surviving any such consolidation or merger (if other than the Borrower or Starwood REIT) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Borrower and Starwood REIT under this Agreement pursuant to a supplemental agreement or other documents or instruments in form reasonably satisfactory to the Required Lenders; (c) immediately after such transaction no Default or Event of Default exists; (d) such transaction will not result in the loss or suspension or material impairment of any material Gaming License; (e) the Borrower or Starwood REIT or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the clauses (1) and (2) (but not clause (3)) of first paragraph of Section 5.9; and (f) such transactions would not require any Lender (other than any Person acquiring the Borrower or Starwood REIT or their assets or any Affiliate thereof) to obtain a gaming license or be qualified under the laws of any applicable gaming jurisdiction; provided, that such Lender would not have been required to obtain a gaming license or be qualified under the laws of any applicable gaming jurisdiction in the absence of such transactions. Notwithstanding the foregoing, the Borrower and Starwood REIT or Starwood REIT and Newco may consolidate or merge with or wind up into each other without meeting the requirements set forth in clause (e) above.

          SECTION 6.2 SUCCESSOR CORPORATION SUBSTITUTED. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Borrower or Starwood REIT in accordance with Section 6.1 hereof, the successor corporation formed by such consolidation or into or with which one of the Borrower or Starwood REIT is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Agreement referring to the "Borrower" or "Starwood REIT," as the case may be, shall refer instead to the successor corporation and not to the Borrower or Starwood REIT, as the case may be), and may exercise every right and power of a Loan Party under this Agreement with the same effect as if such successor Person had bee named as such Loan Party herein; provided, that the surviving entity or acquiring corporation shall (a) assume all of the obligations of the acquired Person incurred under this Agreement and the Senior Secured Notes, (b) acquire and own and operate, directly or through Restricted Subsidiaries, all or substantially all of the properties and assets then constituting the assets of the Borrower or Starwood REIT, as the case may be, or any of their Restricted Subsidiaries, as the case may be, (c) have been issued, or have a combined Subsidiary which has been issued, Gaming Licenses to operate the acquired casino operations and entities substantially in the manner and scope operated prior to such transaction, which Gaming Licenses are in full force and effect, (d) be in compliance fully with
Section 6.1 and (e) the Borrower and Starwood REIT have delivered to the Lenders an Officers' Certificate and opinion of counsel, subject to customary assumptions and exclusions, stating that the proposed transaction complies with this Agreement; provided further, however, that the predecessor Person shall not be relieved from the obligation to pay the principal of and interest on the Senior Secured Notes.

                                  ARTICLE VII.
                      TRANSFER OF THE SENIOR SECURED NOTES

          SECTION 7.1 TRANSFER OF THE SENIOR SECURED NOTES. Each Lender represents and agrees that it is acquiring the Senior Secured Notes for its own account and that it will not, directly or indirectly, transfer, sell, assign, pledge or otherwise dispose of such Senior Secured

Notes unless such transfer, sale, assignment, pledge or other disposition is made pursuant to an available exemption from registration under, or otherwise in compliance with, the Securities Act. Each of the Lenders also represents and warrants to the Borrower that it is an "accredited investor" (as that term is defined in Rule 501 of Regulation D under the Securities Act). Subject to the foregoing, each Loan Party agrees that each Lender will be free to sell or transfer all or any part of the Senior Secured Notes to any third party and to pledge any or all of the Senior Secured Notes to any commercial bank, federal reserve bank or other institutional lender.

          SECTION 7.2 REGISTRATION OF TRANSFER OR EXCHANGE. Against receipt of evidence of cancellation, discharge or surrender of any Senior Secured Note by a Lender for registration of transfer or exchange, the Borrower and Starwood REIT will execute and deliver in exchange therefor a new Senior Secured Note or Senior Secured Notes of the same aggregate tenor and principal amount, registered in such names and in such denominations as such Lender may request. The Borrower will pay any stamp tax or governmental charge imposed in respect of any such transfer.

          SECTION 7.3 TRANSFERS BY THE LENDERS.

          (a) ASSIGNMENT BY LENDERS. Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), without the consent of any Loan Party or any other Lender, but in compliance with all applicable laws; provided, however, that no interest in the Commitments or any Loans may be sold, assigned or otherwise transferred except with the prior consent of Lehman Commercial Paper, Inc., as the Administrative Agent (which consent shall not unreasonably be withheld or delayed). Except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10 million unless the Borrower otherwise consents. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance. Upon recording thereof pursuant to Section 7.3(b), from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.6, 2.7, 2.8, 2.9 and 11.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 7.3(a) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 7.3(c).

          (b) NOTE REGISTER. The Administrative Agent shall keep a copy of each Assignment and Acceptance delivered to it and maintain a register of the names and addresses of each Lender, its Commitment, if any, and the principal amount of the Loans owing to it pursuant to the terms hereof from time to time (the "Note Register"). Upon its receipt of each duly executed and completed Assignment and Assumption Agreement, the Administrative Agent will give prompt notice thereof to the Borrower, deliver to the Borrower a copy of the Assignment and Assumption Agreement and modify the Register to give effect to such Assignment and Assumption Agreement. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Note Register as provided in this Section 7.3(b). Within ten (10) Business Days after its receipt of such notice, the Borrower shall execute and deliver to the applicable Lenders one or more new Senior Secured Notes in accordance with Section 2.2(d). Th entries in the Note Register shall be rebuttably presumed to be correct, absent manifest error, and the Administrative Agent, the Loan Parties and the Lenders may treat each Person whose name is recorded in the Note Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Note Register shall be available for inspection by the Borrower and any Lender (with respect to entries relating to such Lender's Loans), at any reasonable time and from time to time upon reasonable prior notice.

          (c) PARTICIPATIONS. Any Lender may, without the consent of any Person, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it), but in such event (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Note Documents and to approve any amendment, modification or waiver of any provision of the Note Documents, except that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i) through (vii) in
Section 11.2(b) that affects such Participant. Subject to Section 7.3(d), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.6, 2.7, 2.8 and 2.9 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 7.3(a). To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 11.8 as though it were a Lender, if such Participant agrees to be subject to Section 2.10 as though it were a Lender.

          (d) PARTICIPANT NOT ENTITLED TO A GREATER PAYMENT. A Participant shall not be entitled to receive any greater payment under Section 2.6, 2.7 or
2.8 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the receipt of a greater payment pursuant to the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.8 unless
(i) the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.8(e) as though it were a Lender and (ii) such Participant is eligible for exemption from the withholding tax referred to therein, following compliance with Section 2.8(e).

          (e) PLEDGE OR ASSIGNMENT AS SECURITY. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 7.3 shall not apply to any such pledge or assignment of a security interest. No such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                                 ARTICLE VIII.
                               EVENTS OF DEFAULT

          SECTION 8.1 EVENTS OF DEFAULT. An "Event of Default" with respect to the Senior Secured Notes occurs if:

          (a) the Borrower defaults in payment when due and payable, upon redemption or otherwise, of principal on any of the Senior Secured Notes;

          (b) the Borrower defaults for 30 days or more in the payment when due of interest on any of the Senior Secured Notes or in the payment when due of any other Note Liability;

          (c) the Borrower fails to offer to purchase, or fails to purchase the Senior Secured Notes, in each case when required under Section 5.10 or Section
5.14 or under an offer made pursuant to Section 2.5;

          (d) the Borrower, Starwood REIT or any other Guarantor fails to comply with Section 5.7 or Section 5.9;

          (e) any of the Borrower, Starwood REIT or any other Guarantor for 45 days after receipt of written notice from Lenders holding at least 25% in outstanding principal amount of Senior Secured Notes fails to comply with any of their other agreements under this Agreement or any other Note Document;

          (f) default (except an Excluded Default) under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by any of the Borrower, Starwood REIT or any Restricted Subsidiary or the payment of which is guaranteed by the Borrower, Starwood REIT or any Restricted Subsidiary, whether such Indebtedness or Guaranty existed as of the Original Closing Date, now exists or is created after the Effective Date, which default (i) is caused by a failure to pay when due (giving effect to any grace period or waiver related thereto) any principal or interest of such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such

Indebtedness under which a Payment Default then exists or with respect to which the maturity thereof has been so accelerated or which has not been paid at maturity, aggregates $50.0 million or more;

          (g) failure by any of the Borrower, Starwood REIT or any of their Restricted Subsidiaries to pay final judgments aggregating in excess of $50.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 consecutive days (and is not fully covered by a reputable and solvent insurance company);

          (h) the repudiation by any of the Borrower, Starwood REIT or any of their Subsidiaries of their obligations under, or any judgment or decree by a court or governmental agency of competent jurisdiction declaring the unenforceability of, (i) the Affiliate Guaranty in any respect for any reason that, in each case, would materially and adversely impair the benefits to the Lenders in respect of the Senior Secured Notes or (ii) the Pledge Agreement;

          (i) any representation, warranty or factual statement made by the Borrower or Starwood REIT or any of their Subsidiaries in this Agreement (including those incorporated by reference herein) or in any of the other Credit Facility Documents or the Note Documents is in any material respect not true and correct on the date as of which made or deemed made and failure by any of the Borrower, Starwood REIT or other applicable Guarantor for 45 days after receipt of written notice from Lenders holding at least 25% in outstanding principal amount of Senior Secured Notes to cure such breach, if such breach is susceptible of cure;

          (j) any of the Borrower, Starwood REIT, any other Guarantor that is a Significant Subsidiary or any group of Guarantors that would together constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                   (i) commences a voluntary case,

                   (ii) consents to the entry of an order for relief against it in an involuntary case,

                   (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                   (iv) makes a general assignment for the benefit of its creditors; or

          (k) any proceeding is commenced involuntarily against the Borrower, Starwood REIT or another Guarantor that is a Significant Subsidiary or any group of Guarantors that would together constitute a Significant Subsidiary in a court of competent jurisdiction under any Bankruptcy Law and:

                   (i) such proceeding is not dismissed within 60 days thereafter;

                   (ii)  an order for relief is entered in such proceeding;

                   (iii) the court in such proceeding appoints a Custodian of any of the Borrower, Starwood REIT or another Guarantor that is a Significant Subsidiary or any group of Guarantors that would together constitute a Significant Subsidiary of the Borrower or Starwood REIT or for all or substantially all of the property of any of the Borrower or Starwood REIT or a Guarantor that is a Significant Subsidiary or any group of Guarantors that would together constitute a Significant Subsidiary; or

                   (iv) the court in such proceeding orders the liquidation of the Borrower, Starwood REIT or a Guarantor that is a Significant Subsidiary of any Borrower or Starwood REIT or any group of Guarantors that would together constitute a Significant Subsidiary.

          SECTION 8.2 ACCELERATION. If an Event of Default (other than an Event of Default as to the Borrower or Starwood REIT specified in Sections 8.1(j) and
(k)) occurs and is continuing, the Lenders holding at least 25% in principal amount of the then outstanding Senior Secured Notes by written notice to the Borrower, may declare the unpaid principal of and any accrued interest on all the Senior Secured Notes to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in Section 8.1(j) or (k) occurs as to the Borrower or Starwood REIT, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act or notice on the part of any Lender.

          SECTION 8.3 RIGHTS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reserved to the Lenders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other appropriate right or remedy.

          SECTION 8.4 DELAY OR OMISSION NOT WAIVER. No delay or omission by any Lender to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Agreement or by law to the Lenders may be exercised from time to time, and as often as may be deemed expedient, by the Lenders.

          SECTION 8.5 WAIVER OF PAST DEFAULTS. Subject to Section 11.2, the Required Lenders by written notice to the Borrower may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

                                  ARTICLE IX.
                             GUARANTY AND INDEMNITY

          SECTION 9.1 GUARANTY. Each Guarantor hereby absolutely and unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of (a) the principal of and interest on the Senior Secured Notes and all other Note Liabilities now outstanding or hereafter arising under or in connection with this Agreement or any other Note Document, whether for principal of or interest on any Loan or for the principal of or interest on any other credit extended by any Lender or for fees, taxes, additional compensation, expense reimbursements, indemnification or otherwise, (b) each other debt, liability or obligation of the Borrower or any Guarantor now outstanding or hereafter arising under this Agreement or any other Note Document, and (c) any and all Post-Petition Interest and Expense Claims arising in respect of any of the foregoing (the Senior Secured Notes and all other Note Liabilities and all such other debts, liabilities and obligations and Post-Petition Interest and Expense Claims, collectively, are the "Guaranteed Obligations").

          SECTION 9.2 JOINT AND SEVERAL INDEMNITY. Each Guarantor hereby agrees, jointly and severally with each other Guarantor, to pay and assume all risk of, and to defend, indemnify and hold harmless each Beneficiary and all of its Related Parties from and against, any and all claims, damages, liabilities, losses, costs and expenses (including all fees and disbursements of legal counsel, whether or not suit is brought) arising from, based on or relating in any manner to (a) any inaccuracy in or breach of any of the representations and warranties set forth in this Agreement or any other Note Document or any failure by any Loan Party to perform or observe, or any breach of, any of the covenants and agreements set forth in this Agreement or any other Note Document, in each case whether or not such inaccuracy, failure or breach was caused by the Borrower or a Guarantor or any other Person or resulted from an Act of God or otherwise and whether or not such inaccuracy, failure or breach is otherwise within the control of the Borrower or such Guarantor or any other Person, or (b) any and all Post-Petition Interest and Expense Claims, whether or not allowed or enforceable in any bankruptcy case or insolvency, reorganization, receivership, dissolution or liquidation proceeding and even if disallowed or not enforceable therein.

          SECTION 9.3 ACCELERATION OF PAYMENT. If (a) any Event of Default occurs and notice of demand for payment under this Section 9.3 is given by the Required Lenders to any Guarantor, or (b) any Guarantor becomes a debtor in any bankruptcy case or the subject of any insolvency, reorganization, receivership, dissolution or liquidation proceeding commenced voluntarily by such Guarantor or (if it remains pending for more than 60 days or such Guarantor consents to entry of an order for relief therein) commenced involuntarily against such Guarantor, then (in each such event) all liability of such Guarantor under this Agreement that is not then due and payable shall thereupon become and be immediately due and payable, without notice or demand.

          SECTION 9.4 GUARANTY OF PAYMENT, INDEPENDENTLY ENFORCEABLE. Each Guarantor (a) guarantees that the Guaranteed Obligations will be paid in accordance with the terms of this Agreement and the other Note Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights and claims of any holder of Guaranteed Obligations against the Borrower or any other Guarantor with respect thereto and even if any such rights or claims are modified, reduced or discharged in any bankruptcy case or insolvency, reorganization, receivership, dissolution or liquidation proceeding or otherwise and (b) agrees that such guaranty is a guaranty of payment when due and not of collectibility. The obligations of each Guarantor under this Agreement are independent of the

Guaranteed Obligations, and a separate actions or actions may be brought and prosecuted against each Guarantor to enforce this Agreement, whether or not any action is brought against the Borrower or any other Guarantor and whether or not the Borrower or any other Guarantor is joined in any such action or actions.

          SECTION 9.5 FRAUDULENT TRANSFER LIMITATION. Each Guarantor represents and warrants that, on the date it becomes bound as a Guarantor hereunder and after giving effect to the liability incurred by it under this Agreement and the rights granted to it in Section 9.11, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following such date. If, notwithstanding the foregoing, enforcement of the liability of any Guarantor under this Agreement for the full amount of the Guaranteed Obligations would be an unlawful or voidable transfer under any applicable fraudulent conveyance or fraudulent transfer law or any comparable law, then the liability of such Guarantor hereunder shall be reduced to the highest amount for which such liability may then be enforced without giving rise to an unlawful or voidable transfer under any such law.

          SECTION 9.6 SUBORDINATED LIABILITIES. Each Guarantor hereby agrees that any and all present and future debts, liabilities and obligations of every type and description (whether for money borrowed, on intercompany accounts, for provision of goods or services, under cash management arrangements or tax sharing, management or contribution agreements, for reimbursement, contribution or otherwise on account of this Agreement or any other agreement of such Guarantor by which any Indebtedness or other liability is guaranteed or on account of any payment made under this Agreement or any such other agreement, or on account of any other transaction, agreement, occurrence or event and whether absolute or contingent, secured or unsecured, direct or indirect, matured or unmatured, liquidated or unliquidated, created directly or acquired from another, or sole, joint, several or joint and several) now outstanding or hereafter incurred, arising or owed to such Guarantor by the Borrower, by Starwood REIT or by any of their Subsidiaries (collectively, the "Subordinated Liabilities") shall be, and hereby are, postponed and subordinated to the prior payment of all Guaranteed Obligations in full and in cash.

          SECTION 9.7 PROHIBITED PAYMENTS. Until Discharge of the Note Liabilities, no Guarantor will demand, sue for, accept or receive, or cause or permit any other Person to make, any payment on or transfer of property on account of any Subordinated Liabilities, except a Permitted Payment.

          SECTION 9.8 PROHIBITED ACTIONS. Until Discharge of the Note Liabilities, no Guarantor will, without the prior written consent of the Required Lenders, commence or join with any other Person in commencing any bankruptcy case or insolvency, reorganization, receivership, dissolution or liquidation proceeding of or against the Borrower, Starwood REIT or any of their Subsidiaries.

          SECTION 9.9 PROCEEDINGS. In any bankruptcy, insolvency, reorganization, receivership, dissolution or liquidation proceeding by, against or affecting the Borrower, Starwood REIT or any of their Subsidiaries:

          (a) PRIORITY OF PAYMENT. The holders of Senior Secured Liabilities shall be entitled to receive payment of all amounts due or to become due on or in respect of the Senior Secured Liabilities (including all Post-Petition Interest and Expense Claims), in full and in cash, before any Guarantor is entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities or otherwise, on account of any of the Subordinated Liabilities.

          (b) TURNOVER OF PAYMENTS AND DISTRIBUTIONS. The holders of Senior Secured Liabilities (including Post-Petition Interest and Expense Claims) shall be entitled to receive, for application to the payment thereof, all payments and distributions of any kind or character, whether in cash, property or securities or otherwise (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other debt or liability of the Borrower or any Subsidiary of the Borrower or any Guarantor being subordinated to the payment of the Subordinated Liabilities), which may be payable or deliverable in respect of the Subordinated Liabilities, or any Lien securing Subordinated Liabilities, in any such case or proceeding.

          (c) DISALLOWED POST-PETITION INTEREST AND EXPENSE CLAIMS. Each Guarantor expressly acknowledges and agrees that, pursuant to the provisions of
Section 9.9(b), any such payment or distribution payable or deliverable in respect of Subordinated Liabilities will be turned over to, and will become the property of, the holders of Senior Secured Liabilities until the holders of Senior Secured Liabilities have received payment in full and in cash of all Senior Secured Liabilities, including any and all Post-Petition Interest and Expense Claims that are not enforceable, allowable or allowed in such case or proceeding and as to which, as a consequence, such Guarantor will not have any subrogation claim in such case or proceeding. Each Guarantor acknowledges and agrees that all such Post-Petition Interest and Expense Claims shall be included in the Senior Secured Liabilities and shall be paid from any such payment or distribution because it is the intention of the Guarantors and Beneficiaries that the Senior Secured Liabilities shall be determined and shall be guaranteed and paid by each Guarantor without regard to any rule of law or order which may relieve Borrower or any other obligor, or the estate in any such case or proceeding, of liability therefor.

          (d) CLAIMS IN BANKRUPTCY. Each Guarantor will file all claims against the Borrower or any Subsidiary of the Borrower or any Guarantor in any case under the Bankruptcy Law and in each other insolvency, reorganization, receivership, dissolution or liquidation proceeding in which the filing of claims is required or permitted by law upon any of the Subordinated Liabilities and will assign to the holders of Senior Secured Liabilities all rights of such Guarantor thereunder. If any Guarantor does not file any such claim at least 30 days prior to any applicable claims bar date, each holder of Senior Secured Liabilities is hereby authorized (but shall not be obligated), as attorney-in-fact for such Guarantor with full power of substitution, to file such claim or proof thereof in the name of such Guarantor.

          SECTION 9.10 HELD IN TRUST. If any payment, transfer or distribution is made to any Guarantor upon any Subordinated Liabilities or any Lien securing Subordinated Liabilities that is not permitted to be made under this Article IX or that the holders of Senior Secured Liabilities are entitled to receive under this Article IX, such Guarantor shall receive and hold the same in trust, as trustee for the benefit of the holders of Senior Secured Liabilities, and shall forthwith transfer and deliver the same to the holders of Senior Secured Liabilities, in precisely the form received (except for any required endorsement), for application to the payment of Senior Secured Liabilities.

          SECTION 9.11 REIMBURSEMENT AND CONTRIBUTION RIGHTS. The Guarantors desire to agree upon and allocate among themselves, in a fair and equitable manner, their rights of reimbursement and contribution when any payment is made by one of the Guarantors under this Agreement. Accordingly:

          (a) REIMBURSEMENT CLAIMS AGAINST THE BORROWER. Each Guarantor reserves the right to claim reimbursement from the Borrower for the entire amount of any payment made by such Guarantor on account of Guaranteed Obligations pursuant to this Agreement, but each Guarantor agrees that its claim for such reimbursement shall not arise until, and is subject in all respects to, Discharge of the Note Liabilities and the prior payment of all Guaranteed Obligations in full and in cash. Accordingly, each Guarantor agrees not to assert, sue upon, collect or otherwise enforce against the Borrower (by set-off or otherwise) any claim for reimbursement on account of any payment made by such Guarantor hereunder, until Discharge of the Note Liabilities and the prior payment of all Guaranteed Obligations in full and in cash.

          (b) CONTRIBUTION AMONG SUBSIDIARY GUARANTORS. The Guarantors agree that if the Borrower at any time fails to pay any reimbursement that has become due and payable to any Guarantor as contemplated in Section 9.11(a) and such failure continues for a period of 60 days after Discharge of the Note Liabilities and payment of all outstanding Guaranteed Obligations in full and in cash, then if and to the extent any such unreimbursed payment due to such Guarantor under this Agreement is such that the Aggregate Unreimbursed Payments of such Guarantor are greater than its Fair Share of the Aggregate Unreimbursed Payments of all Guarantors, such Guarantor shall be entitled to a contribution from each other Guarantor in the amount necessary to cause each Guarantor's Aggregate Unreimbursed Payments to equal its Fair Share. For these purposes:

              (i) "Fair Share" means, with respect to a Guarantor as of any date of determination, an amount equal to (A) the ratio of (1) the Adjusted Maximum Amount of such Guarantor to (B) the Adjusted Maximum Amounts of all Guarantors, multiplied by (2) the Aggregate Unreimbursed Payments of all Guarantors.

              (ii) "Adjusted Maximum Amount" means, with respect to a Guarantor as of any date of determination, the maximum aggregate amount of the liability of such Guarantor under this Agreement limited to the extent required under Section 9.5 (except that, for purposes solely of this calculation, any assets or liabilities arising by virtue of any rights to or obligations of reimbursement or contribution under this Section
          9.11 shall not be counted as assets or liabilities of such Guarantor).

              (iii) "Aggregate Unreimbursed Payments" means, with respect to a Guarantor as of any date of determination, the aggregate net amount of all payments made on or before such date by such Guarantor under this Agreement for which reimbursement by the Borrower to such Guarantor is then due and payable as contemplated in Section 9.11(a) but has not been paid to such Guarantor.

          The allocation and right of contribution among the Guarantors set forth in this Section 9.11(b) shall not in any respect limit the Guarantors' liability under this Agreement to the holders of the Guaranteed Obligations.

          (c) REIMBURSEMENT AND CONTRIBUTION RIGHTS UNSECURED. All rights of reimbursement reserved in Section 9.11(a) shall be unsecured obligations of the Borrower, and all contribution rights arising under Section 9.11(b) shall be unsecured obligations of the Guarantors.

          (d) RELEASE OF ALL OTHER REIMBURSEMENT, SUBROGATION, AND CONTRIBUTION RIGHTS. Each Guarantor hereby waives, releases and discharges, absolutely, unconditionally, irrevocably and forever, all rights of recourse, reimbursement, contribution or indemnity and all other claims that such Guarantor might otherwise have or acquire against the Borrower, Starwood REIT or any other Guarantor or any other Person liable for the payment of any of the Guaranteed Obligations (including the owner of any interest in collateral subject to a Lien securing any of the Guaranteed Obligations) and all rights of subrogation that such Guarantor might otherwise have or acquire against any Beneficiary by reason of any payment made by such Guarantor under this Agreement or otherwise as a result of or in connection with this Agreement, whether such rights or claims are conferred by agreement, implied or created by law or otherwise, except only the reimbursement rights reserved by such Guarantor in Section 9.11(a) and the contribution rights granted to such Guarantor under Section 9.11(b).

          (e) NO CLAIMS. Neither the execution and delivery of this Agreement by any Guarantor nor any payment by any Guarantor under this Agreement shall give rise to any claim (as that term is defined in the Bankruptcy Code) in favor of such Guarantor against the Borrower or Starwood REIT or any of their Subsidiaries, except as set forth in Section 9.11(a) and Section 9.11(b).

          (f) SUBORDINATION OF SECTION 9.11 RIGHTS. All rights and claims reserved in or arising under this Section 9.11 shall be included among the Subordinated Liabilities. Until Discharge of the Note Liabilities, no Guarantor will assert, exercise or enforce against any other Guarantor any right or claim arising under this Section 9.11.

          SECTION 9.12 THE LIABILITY OF EACH GUARANTOR.

          (a) ABSOLUTE AND UNCONDITIONAL. The liability of each Guarantor under this Agreement shall be absolute and unconditional.

          (b) NOT LIMITED. Subject only to Section 9.5, the liability of each Guarantor under this Agreement shall be unlimited in amount.

          (c) IRREVOCABLE AND CONTINUING. The liability of each Guarantor under this Agreement shall constitute an irrevocable and continuing offer and agreement guaranteeing payment of any and all Guaranteed Obligations and granting indemnification and subordination as herein set forth and shall extend to all Guaranteed Obligations and indemnified matters and Subordinated Liabilities whether now outstanding or created or incurred at any future time, whether or not created or incurred pursuant to any agreement presently in effect or hereafter made, until Discharge of the Note Liabilities. To the extent any contingent Obligation survives the expiration or termination of the Note Documents and the repayment of the Note Liabilities that are then due, each Guarantor's liability under this Agreement shall likewise survive.

          (d) JOINT AND SEVERAL. The liability of each Guarantor under this Agreement shall be the joint and several obligation of each Guarantor and may be freely enforced against each Guarantor, for the full amount of the Guaranteed Obligations and all other liabilities of such Guarantor hereunder, without regard to whether enforcement is sought or available against any other Guarantor.

          (e) NOT AFFECTED OR IMPAIRED. The liability of each Guarantor under this Agreement shall not be affected or impaired in any manner by (a) the failure of any Person to become or remain a Guarantor hereunder or the failure of any holder of Guaranteed Obligations to preserve, protect or enforce any right to require any Person to become or remain a Guarantor hereunder, (b) any lack of validity or enforceability of this Agreement or any other Note Document or any other agreement, instrument or document relating thereto, (c) any change in the time, manner or place of payment of, or in any other term of, any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the terms of any Note Document, including any extension or renewal of the Guaranteed Obligations (whether or not for longer than the original period) and any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or otherwise, (d) any taking, failure to take, failure to create, perfect or ensure the priority of, or exchange, release or termination or lapse of any Lien securing any Guaranteed Obligations, or any taking, failure to take, release or amendment or waiver of or consent to departure from any other guaranty of, any of the Guaranteed Obligations, (e) any manner or order of sale or other enforcement of any Lien securing any of the Guaranteed Obligations or any manner or order of application of the proceeds of any such Lien to the payment of the Guaranteed Obligations or any failure to enforce any Lien or to apply any proceeds thereof, (f) any change, restructuring or termination of the corporate structure or existence of the Borrower, or Starwood REIT or any of their Subsidiaries or Affiliates or any other Person, or (g) any other circumstance which might otherwise constitute a defense (except the defense of payment) available to, or a discharge of, a surety or guarantor.

          (f) REMAINS VALID AND ENFORCEABLE. The liability of each Guarantor under this Agreement shall remain valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than indefeasible payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (a) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Note Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (b) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) of this Agreement, any of the other Note Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms of this Agreement, such Note Document or any agreement relating to such other guaranty or security; (c) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (d) the application of payments received from any source to the payment of any liability other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (e) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of the Borrower or Starwood REIT or any of their Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (f) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (g) any defenses, set-offs or counterclaims which the Borrower or any other Loan Party or any other Guarantor may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including, for example, failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (h) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

          (g) RELEASED ONLY BY A SIGNED WRITING. The liability of each Guarantor under this Agreement and each right, remedy, interest or power granted herein or arising hereunder may be released only by a writing signed by the Beneficiary against which enforcement of such release is sought.

          (h) DISCHARGE UPON SALE OF GUARANTOR. If (i) all outstanding Equity Interests issued by any Guarantor and owned by any Loan Party are at any time sold to any Person not an Affiliate of the Borrower or Starwood REIT (including by merger or consolidation) in any transaction which (A) is not prohibited by this Agreement or (B) is otherwise consented to by the Required Lenders and (ii) at the time such transaction is consummated any and all liabilities of such Guarantor under any and all guaranties of any other Indebtedness of any Loan Party (including all liabilities of such Guarantor in respect of the Bank Credit Facility) are discharged and released, then the liability of such Guarantor under this Agreement shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time such transaction is consummated.

          SECTION 9.13 CERTAIN WAIVERS BY GUARANTORS. Each Guarantor hereby waives and agrees not to assert or take advantage of:

          (a) PRIOR RESORT TO ANY OTHER PERSON, PROPERTY OR RIGHT. Any right to require any holder of Guaranteed Obligations to proceed against or exhaust its recourse against the Borrower, Starwood REIT, any other Guarantor or any other Person liable for any of the Guaranteed Obligations or against any Lien securing any of the Guaranteed Obligations or against any other Person or property, before demanding and enforcing payment of the Guaranteed Obligations from any Guarantor under this Agreement;

          (b) CERTAIN DEFENSES. Any defense that may arise by reason of (i) the incapacity, lack of authority, death or disability of the Borrower, Starwood REIT, any other Guarantor or any other Person, (ii) the revocation or repudiation of any of the Note Documents by the Borrower, Starwood REIT, any other Guarantor or any other Person, (iii) the unenforceability in whole or in part of the Note Documents or any other instrument, document or agreement, (iv) the failure of any holder of Guaranteed Obligations to file or enforce a claim against any Person liable for any of the Guaranteed Obligations or in any bankruptcy case or insolvency, receivership, dissolution or liquidation proceeding, (v) any election made by any holder of Guaranteed Obligations as to any right or remedy granted or available to it under Bankruptcy Law, or (vi) any other borrowing or grant of a security interest under any provision of Bankruptcy Law;

          (c) NOTICES AND DEMANDS. Presentment, demand for payment, protest, notice of discharge, notice of acceptance of this Agreement, notice of the incurrence of, or any default in respect of, any Guaranteed Obligation, and all other indulgences and notices of every type or nature, including, to the maximum extent permitted by law, notice of the disposition of any collateral security;

          (d) ELECTION OF REMEDIES. Any defense based upon an election of remedies (including, if available, an election to proceed by non-judicial foreclosure) or any other act or omission of any holder of Guaranteed Obligations or any other Person which destroys or otherwise impairs any right that any Guarantor might otherwise have for subrogation, recourse, reimbursement, indemnity, exoneration, contribution or otherwise against the Borrower, Starwood REIT, any other Guarantor or any other Person;

          (e) COLLATERAL SECURITY. Any defense based upon any grant of, any failure to demand, take, perfect, protect or enforce, or any modification or release of any Lien securing, or guaranty of, any or all of the Guaranteed Obligations, or any failure to create or perfect or ensure the priority or enforceability of any security interest in any collateral for any of the Guaranteed Obligations or any act or omission related thereto;

          (f) RECOUPMENT AND SETOFF. Any right to recoup from or offset against any of the Guaranteed Obligations any claim that may be held or asserted by or available to (i) the Borrower or Starwood REIT or any other Guarantor or any other Person liable for any of the Guaranteed Obligations against any holder of Guaranteed Obligations or (ii) any Guarantor against the Borrower, Starwood REIT, any other Guarantor, any other holder of Guaranteed Obligations or any other Person; and

          (g) OTHER MATTERS. Any other claim, right or defense (including, for example, such matters as failure or insufficiency of consideration, statute of limitations, breach of contract, tortious conduct, accord and satisfaction, and discharge by agreement or conduct or in any bankruptcy case or other insolvency or liquidation proceeding), except the defense of payment, that may be held or asserted by or available to (i) the Borrower or any other Guarantor or any other Person liable for any of the Guaranteed Obligations against any holder of Guaranteed Obligations or (ii) any Guarantor against the Borrower, any other Guarantor, any other holder of Guaranteed Obligations or any other Person.

          SECTION 9.14 WAIVER OF BENEFIT OF ANTI-DEFICIENCY LAWS. If, in the exercise of any rights and remedies, any holder of Guaranteed Obligations shall forfeit any of its rights or remedies, including its right to obtain a deficiency judgment against the Borrower, Starwood REIT or any other Guarantor or any other Person, whether because of any applicable laws pertaining to recourse to collateral security or election of remedies or barring claims for a deficiency following foreclosure of any Lien or the like, each Guarantor hereby consents to such action by such holder and, to the maximum extent permitted by applicable law, waives any claim or defense based upon such recourse to collateral security, election of remedies, loss of claims for a deficiency or the like, even if such action by such holder shall result in a full or partial loss of any rights of subrogation, recourse, reimbursement, contribution or indemnification which such Guarantor might otherwise have had but for such action by such holder or but for the provisions of this Section 9.14. Furthermore, each Guarantor waives all rights and defenses arising out of any recourse to collateral security or election of remedies by any holder of Guaranteed Obligations, even though such recourse to collateral security or election of remedies, such as a nonjudicial foreclosure with respect to security for any Guaranteed Obligation, has destroyed such Guarantor's rights of subrogation, recourse, reimbursement, contribution or indemnification against the Borrower, Starwood REIT or any other Guarantor or any other Person by the operation of applicable law or otherwise. Any election of remedies which results in the denial or impairment of the right of any holder of Guaranteed Obligations to seek a deficiency judgment against the Borrower, Starwood REIT or any other Guarantor shall not, to the maximum extent permitted by applicable law, impair any other Guarantor's obligation to pay the full amount of the Guaranteed Obligations In the event any holder of Guaranteed Obligations shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Note Documents, such holder may bid all or less than the amount of the Guaranteed Obligations and (if expressly permitted under the Note Documents or approved in writing by all of the Lenders) the amount of such bid need not be paid by such holder but shall be credited against the Guaranteed Obligations. To the extent permitted by applicable law, the amount of the successful bid at any such sale, whether any holder of Guaranteed Obligations or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the property being sold and the difference between such bid amount and the remaining balance of the Guaranteed Obligations shall be conclusively deemed to be the amount of the Guaranteed Obligations guaranteed under this Agreement, notwithstanding that any present or future law or court decision or ruling may have the effec of reducing the amount of any deficiency claim to which any holder of Guaranteed Obligations might otherwise be entitled if no holder had bid at any such sale.

          SECTION 9.15 REINSTATEMENT. If at any time any payment on any Guaranteed Obligation is set aside, avoided or rescinded or must otherwise be restored or returned, this

Agreement and the liability of each Guarantor under this Agreement and the indemnification and subordination granted hereby and all other liabilities of each Guarantor hereunder shall remain in full force and effect and, if previously released or terminated, shall be automatically and fully reinstated, without any necessity for any act, consent or agreement of any Guarantor, as fully as if such payment had never been made and as fully as if any such release or termination had never become effective.

          SECTION 9.16 AUTHORITY OF GUARANTORS OR BORROWER. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or the Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

          SECTION 9.17 CONDITION OF THE BORROWER AND OTHER GUARANTORS. Each Guarantor is fully aware of the financial condition of the Borrower and each other Guarantor and is executing and delivering this Agreement based solely upon such Guarantor's own independent investigation of all matters pertinent hereto and is not relying in any manner upon any representation or statement by any holder of Guaranteed Obligations. Each Guarantor represents and warrants that it is in a position to obtain, and each Guarantor hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of the Borrower, Starwood REIT or any other Guarantor or their respective properties, financial condition and prospects and any other matter pertinent hereto as such Guarantor may desire, and such Guarantor is not relying upon or expecting any holder of Guaranteed Obligations to furnish to such Guarantor any information now or hereafter in the possession of any holder of Guaranteed Obligations concerning the same or any other matter. By executing this Agreement, each Guarantor knowingly accepts the full range of risks encompassed within a contract of this type, which risks each Guarantor acknowledges. No Guarantor shall have the right to require any holder of Guaranteed Obligations to obtain or disclose any information with respect to the Guaranteed Obligations, the financial condition or prospects of the Borrower or Starwood REIT or any of their Subsidiaries, the ability of the Borrower or Starwood REIT or any other Guarantor to pay or perform the Guaranteed Obligations, the existence, perfection, priority or enforceability of any collateral security for any or all of the Guaranteed Obligations, the existence or enforceability of any other guaranties of all or any part of the Guaranteed Obligations, any action or non-action on the part of any holder of Guaranteed Obligations, the Borrower, Starwood REIT, any of their Subsidiaries, any other Guarantor or any other Person, or any other event, occurrence, condition or circumstance whatsoever.

          SECTION 9.18 ACCEPTANCE AND NOTICE. Each Guarantor acknowledges acceptance hereof and reliance hereon by the Lenders and each other holder of Guaranteed Obligations and waives, irrevocably and forever, all notice thereof.

          SECTION 9.19 RIGHTS CUMULATIVE. The rights, powers and remedies given to the Beneficiaries by this Agreement are cumulative and shall be in addition to and independent of all rights, powers and remedies given to any Beneficiary by virtue of any statute or rule of law or in any of the other Note Documents or any agreement between any Guarantor and one or more of the Beneficiaries or between Borrower and one or more of the Beneficiaries. Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

          SECTION 9.20 NOTICE OF EVENTS. Ten Business Days after any Guarantor obtains knowledge thereof, unless the Borrower has given the Lenders written notice thereof, such Guarantor shall give the Lenders written notice of any condition or event which has resulted in a Material Adverse Change, a Default or an Event of Default.

          SECTION 9.21 SET OFF. In addition to all other rights any Lender may have under law or in equity, if any amount shall at any time be due and payable by any Guarantor to any Lender under this Agreement, such Lender is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of any such Lender owing to such Guarantor and any other property of such Guarantor held by any Lender to or for the credit or the account of such Guarantor against and on account of the Guaranteed Obligations and liabilities of such Guarantor to any Lender under this Agreement.

          SECTION 9.22 NOTATION. Starwood REIT agrees to execute the form of Confirmation of Guaranty appended to each Senior Secured Note as and when such Senior Secured Note is issued at any time and reissued from time to time by the Borrower. The provisions of this Article IX shall be fully enforceable against Starwood REIT and each other Guarantor, whether or not any such Confirmation of Guaranty, or any other instrument or document except this Agreement, is ever signed by Starwood REIT or any other Guarantor.

                                   ARTICLE X.
                                SPECIAL COVENANTS

          SECTION 10.1 ADDITIONAL LOAN PARTIES. If at any time after the Original Closing Date any Person who becomes a Subsidiary of the Borrower or Starwood REIT or any other Subsidiary of the Borrower or Starwood REIT that is not a Loan Party guarantees, assumes or otherwise becomes liable for any Credit Facility Liabilities or grants, assumes or creates any Lien in favor of the Collateral Agent or any other Person as security for any Credit Facility Liabilities or ITT Notes, then (in each such event) the Borrower and Starwood REIT will, within ten days thereafter, (a) notify the Lenders thereof, (b) cause such Person to execute and deliver to the Lenders a Guarantor Joinder, (c) cause such Person to grant the Collateral Agent a Lien upon all property of the type described in the Pledge Agreement then owned or thereafter acquired by such Person as security for the payment of the Senior Secured Liabilities and to become bound by the Pledge Agreement in the same manner as each other Guarantor that is a party thereto, and (d) cause such Person to deliver to the Collateral Agent all certificated securities, instruments, Collateral, certificates, financing statements, legal opinions and other documents that would have been required from or as to such Person on the Original Closing Date pursuant to the provisions of the Bank Credit Facility if such Person has been a party to this Agreement and the Pledge Agreement on the Original Closing Date.

          SECTION 10.2 FURTHER ASSURANCES. Each Loan Party will, from time to time upon the request of the Required Lenders, at the expense of the Loan Parties, execute, deliver and acknowledge all instruments, assignments, security agreements, financing statements or other documents (including execution and delivery of a Notice of Pledge Agreement Entitlement in substantially the form of Exhibit C) and take all other actions as the Collateral Agent or Required

Lenders may in good faith deem necessary or appropriate to create, Perfect, ensure the priority and enforceability of, protect or (if an Event of Default is continuing at the time) lawfully enforce a Lien in favor of the Collateral Agent for the ratable benefit of the holders of the Senior Secured Liabilities and (to the extent required) the ITT Notes upon any and all property of such Person of the type described in the Pledge Agreement or upon which such Person has granted, assumed or become subject to a Lien as security for any Credit Facility Liabilities or ITT Notes.

          SECTION 10.3 SECURITY DOCUMENTS. The Borrower will, and will cause each of its Affiliates that is a party to the Pledge Agreement or any other security document securing Senior Secured Liabilities to, duly and punctually perform and observe each and all of their respective covenants and agreements thereunder. Without limiting the generality of the foregoing, on the Reorganization Date the Borrower shall pledge (and deliver for pledge) the Class A Shares of Starwood REIT pursuant to the Pledge Agreement, and the Borrower shall take or cause to be taken all actions required so that at all times all Capital Stock of Starwood REIT owned the Borrower or any of its Subsidiaries (including the Class A Shares to be issued pursuant to the Reorganization) do not constitute Margin Stock.

          SECTION 10.4 PERMANENT FINANCING. UNTIL THE DISCHARGE OF THE NOTE LIABILITIES, EACH LOAN PARTY WILL TAKE ALL ACTIONS REQUIRED OF IT, OR CONTEMPLATED TO BE TAKEN BY IT, UNDER THE ENGAGEMENT LETTERS.

                                  ARTICLE XI.
                                  MISCELLANEOUS

          SECTION 11.1 NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

              (i) if to any Loan Party, to it at Starwood Hotels and Resorts, 2231 East Camelback Road, Suite 410, Phoenix, Arizona 85016,
          Attention: Ronald C. Brown, Telecopy No. (602) 852-0115 and Starwood Hotels and Resorts Worldwide, Inc., 2231 East Camelback Road, Suite 400, Phoenix, Arizona 85016, Attention: Alan M. Schnaid, Telecopy No.
          (602) 852-0115, and

              (ii) if to any Lender, to it at the address set forth as to it on Schedule B to the First Amendment and Restatement or in the Assignment and Acceptance by which it becomes a Lender.

          Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date set forth in a telecopy confirmation, the first Business Day after personal service or delivery to an overnight courier service or the fifth Business Day after mailing.

          SECTION 11.2 WAIVERS; AMENDMENTS.

          (a) NO WAIVER; RIGHTS AND POWERS CUMULATIVE. No failure or delay by any Lender in exercising any right or power hereunder or under any other Note Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lenders hereunder and under the other Note Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Note Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 11.2(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Under no circumstances shall the making of a Loan be construed as a waiver o any Default, regardless of whether any Lender may have had notice or knowledge of such Default at the time.

          (b) WRITING REQUIRED. Neither this Agreement nor any other Note Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Note Document, pursuant to an agreement or agreements in writing entered into by the signatory parties thereto, in each case with the consent of the Required Lenders, except that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or any interest thereon or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone th scheduled date of expiration of the Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.9 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section 11.2 or the definition of the term "Required Lenders" or any other provision of this Agreement specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vi) release any Guarantor from its liability under the Affiliate Guaranty (except as expressly provided in Section 9.12(h)), or limit such liability, without the written consent of each Lender, or (vii) release all or any substantial part of the Collateral, without the written consent of each Lender.

          SECTION 11.3 EXPENSES; INDEMNITY; DAMAGE WAIVER.

          (a) EXPENSES. The Borrower and Starwood REIT jointly and severally agree to pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, LCPI or Lehman Brothers or its Affiliates, including all reasonable fees, charges and disbursements of their counsel, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation and administration of the Note Documents or any drafts or agreements or proposals related or antecedent thereto, or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, LCPI, Lehman Brothers or its Affiliates or the Lenders, including all reasonable fees, charges and disbursements of counsel for LCPI, Lehman Brothers or its Affiliates or the Lenders and any advisors, appraisers, consultants, or other professional engaged by them or by such counsel, in connection with the enforcement or protection of their respective rights in connection with the Note Documents, including their rights under this Section 11.3, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or during the pendency of any bankruptcy or insolvency proceeding.

          (b) INDEMNITY. The Borrower and Starwood REIT agree jointly and severally to defend and indemnify LCPI, Lehman Brothers and its Affiliates, the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (all, collectively, "Indemnitees"), against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Note Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Note Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of hazardous materials on or from any property currently or formerly owned or operated by any Loan Party or any of their Subsidiaries, or any environmental law liability related in any way to any Loan Party or any of their Subsidiaries, (iv) the inaccuracy of any representation or warranty made by any Loan Party in any of the Transaction Documents, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, except only that no Indemnitee shall be indemnified hereunder if and to the extent that any such losses, claims, damages, liabilities or related expenses incurred or sustained by it are determined by final judgment of a court of competent jurisdiction to have resulted directly and primarily from the gross negligence or willful misconduct of such Indemnitee.

          (c) WAIVER OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL AND PUNITIVE DAMAGES. Neither the Borrower nor Starwood REIT will assert, each of them will cause each of their Subsidiaries never to assert, and each of them for themselves and each of their present and future Subsidiaries and their respective Related Parties hereby forever waives, releases and agrees not to sue upon, any claim against any Indemnitee, on any theory of liability (whether based upon contract, or founded upon tort or any legal duty or otherwise), for any special, indirect, consequential damages and, to the fullest extent a claim for punitive damages is permitted to be waived by law, for punitive damages arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof or any act, omission, claim, breach, wrongful conduct, or other occurrence or event in any respect relating hereto.

          (d) PAYABLE UPON DEMAND. All amounts described in this Section 11.3 shall be payable promptly after written demand therefor.

          SECTION 11.4 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon the parties hereto and their respective successors and assigns permitted hereby and shall inure to the benefit of and be enforceable by such parties and LCPI, Lehman Brothers and its Affiliates and each Indemnitee and their Related Parties and each of their successors and assigns. Neither the Borrower nor Starwood REIT may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any such attempted assignment or transfer without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, LCPI, Lehman Brothers and its Affiliates and each Indemnitee, their Related Parties and each of their respective successors and assigns) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          SECTION 11.5 SURVIVAL. All covenants, agreements, representations and warranties made by the Loan Parties in the Note Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Note Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Note Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.6, 2.7, 2.8, 2.9 and 11.3 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 11.6 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Note Documents and any separate letter agreements with respect to fees or compensation payable to any Person constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Loan Parties, the Administrative Agent and the Required Lenders and thereafter shall be binding upon and inure to the benefit of the parties hereto, including each of the Lenders, and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 11.7 SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 11.8 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Loan Party against any of and all the obligations of any Loan Party now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this
Section 11.8 are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

          SECTION 11.9 GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS.

          (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          (b) CONSENT TO JURISDICTION. Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Note Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Note Document shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Note Document against any Loan Party or their properties in the courts of any jurisdiction.

          (c) WAIVER OF OBJECTIONS TO VENUE. Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Note Document in any court referred to in Section 11.9(b) other than a court referred to in the last sentence thereof that is not referred to elsewhere therein. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) SERVICE OF PROCESS. Each Loan Party hereby irrevocably and unconditionally consents to service of process in the manner provided for notices in

Section 11.1. Nothing in this Agreement or any other Note Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 11.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER SENIOR SECURED NOTE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.10.

          SECTION 11.11 ADDITIONAL GUARANTORS. The initial Guarantors hereunder shall be Starwood REIT and such Subsidiaries of the Borrower or Starwood REIT as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of the Borrower or Starwood REIT may become party hereto, as additional Guarantors (each an "Additional Guarantor"), by executing a counterpart of this Agreement and delivery of a copy of any such counterpart to the Lenders. Upon such delivery, notice of which is hereby waived by each Guarantor, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of any Beneficiary not to cause any Subsidiary of Borrower or Starwood REIT to become an Additional Guarantor hereunder. This Agreement shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

          SECTION 11.12 AGENTS. Lehman Commercial Paper Inc., as Arranger, and BT Alex. Brown Incorporated and Chase Securities, Inc., as Syndication Agents (collectively, the "Agents"), shall not have under this Agreement any rights, duties or responsibilities in their capacity as such. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, (c) no Agent shall have any responsibility with respect to the collection or distribution of any payments, documents or notices delivered under this Agreement, and (d) no Agent shall have any duty to disclose, and no Agent shall be liable for the failure to disclose, any information relating to the Borrower or Starwood REIT or any of their Subsidiaries that is communicated to or obtained by any Agent or any o its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.2) or in the absence of such Agent's own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Note Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Note Document, (iv) the validity, enforceability, effectiveness or genuineness of any Note Document or any other agreement, instrument or document, (v) the creation, enforceability, perfection, priority or sufficiency of any Lien, or (vi) the satisfaction of any condition set forth in Article III or elsewhere in any Note Document. Each Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Loan Party or Affiliate thereof as if it were not an Agent hereunder.

          SECTION 11.13 HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 11.14 OBLIGATIONS ABSOLUTE. The Borrower's obligation to pay the Senior Secured Notes and all other Note Liabilities and each Guarantor's obligation to pay the Guaranteed Obligations shall be absolute, unconditional, and irrevocable, and shall be paid strictly in accordance with the terms hereof and thereof, under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Loan Party may have or have had against any Lender or any other Person.

          SECTION 11.15 RECOURSE. Each Lender acknowledges and agrees that the name "Starwood Hotels & Resorts" is a designation of Starwood REIT and its Trustees (as Trustees but not personally) under a Declaration of Trust dated August 25, 1969, as amended and restated as of June 6, 1988, as further amended on February 1, 1995 and as further amended on June 19, 1995 and as the same may by further amended from time to time, and all persons dealing with Starwood REIT shall look solely to Starwood REIT's assets for the enforcement of any claims against Starwood REIT, as the Trustees, officers, agents and security holders of Starwood REIT assume no personal liability for obligations entered into on behalf of Starwood REIT, and their respective individual assets shall not be subject to the claims of any person relating to such obligations.

          SECTION 11.16 EXISTING AGREEMENT SUPERSEDED. As set forth in Section 1.4, the First Amendment and Restatement is superseded by this Agreement, which has been executed in amendment, restatement and modification, but not in extinguishment, of the obligations under the First Amendment and Restatement.

                                  ARTICLE XII.
                            THE ADMINISTRATIVE AGENT

          This Article XII is for the benefit of the Administrative Agent and the Lenders only.

          SECTION 12.1 APPOINTMENT OF ADMINISTRATIVE AGENT. Each Lender hereby designates LCPI as its agent and irrevocably authorizes the Administrative Agent to take action on its behalf under this Agreement and with respect to the Senior Secured Notes, to exercise the powers and perform the duties described herein, and to exercise such other powers reasonably incidental thereto. The Administrative Agent may perform any of its duties through its agents or employees. In addition, the Administrative Agent may designate one or more subagents from time to time, with the consent of the Borrower (which consent shall not be unreasonably delayed or withheld and shall not be required if any Default is then continuing), to perform administrative services with regard to the Commitments, the Loans and the Senior Secured Notes. Any subagent so designated by the Administrative Agent shall be entitled to the same protections, exculpations and indemnities as are set forth in this Article XII with respect to the Administrative Agent for all actions and omissions performed by such subagent pursuant to such designation.

          SECTION 12.2 NATURE OF DUTIES OF THE ADMINISTRATIVE AGENT. The Administrative Agent has no duties or responsibilities except those expressly set forth in this Agreement. Neither the Administrative Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted hereunder or in connection herewith, except for such Person's gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature. The Administrative Agent shall not have a fiduciary relationship to any Loan Party, any Lender or any participant of any Lender. The Administrative Agent shall act only for the Lenders and neither the Administrative Agent nor any Lender assumes any agency or trust relationship with any Loan Party. Except for the express obligations of the Administrative Agent and the Lenders under this Agreement and the other Note Documents, neither the Administrative Agent nor any Lender assumes any obligation to any Loan Party. The Administrative Agent shall have no liability for the acts or omissions of any subagents engaged or selected by the Administrative Agent, provided that the Administrative Agent was not grossly negligent in the engagement or selection of such subagents. The Administrative Agent may deem and treat each Lender as the holder of the Loan held by it, as reflected in the Note Register, for all purposes hereof. The Administrative Agent shall not be required to deal with any Person that has acquired a participation in any Loan.

          SECTION 12.3 LACK OF RELIANCE ON THE ADMINISTRATIVE AGENT. Independently and without reliance upon the Administrative Agent, each Lender has made and shall continue to make its own independent investigation and analysis of the content and validity of the Note Documents and of the performance and creditworthiness of the Loan Parties thereunder. Each Lender shall, independently and without reliance on upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement and the other Note Documents. The Administrative Agent assumes no responsibility and undertakes no obligation to make inquiry with respect to such matters. The Administrative Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties made by any Loan Party or any officer, employee or agent of any Loan Party or any other Person, whether contained in this Agreement or any other Note Document or otherwise, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Note Document, or for the perfection or priority of any security interest or lien in any Collateral or for any failure by any Loan Party to perform any obligations hereunder or thereunder. The Administrative Agent shall not be required to keep itself informed as to any Loan Party's compliance with any Note Document or to inspect the properties or books and records of any Loan Party. Except for notices and other documents and information that this Agreement expressly requires the Administrative Agent to furnish to the Lenders, the Administrative Agent shall have no duty or obligation to provide any Lender with any credit or other information concerning the business, operations, result of operations, assets, liabilities, prospects or condition (financial or otherwise) of any Loan Party. The Administrative Agent shall not be required to file this Agreement or any other Note Document for record or to give notice to anyone of any of the foregoing.

          SECTION 12.4 CERTAIN RIGHTS OF THE ADMINISTRATIVE AGENT. The Administrative Agent may request instructions from Required Lenders at any time. If the Administrative Agent requests instructions from Required Lenders at such time with respect to any action or inaction, the Administrative Agent shall be entitled to await instructions from Required Lenders at such time before such action or inaction. No Lender shall have any right of action based upon the Administrative Agent's action or inaction in response to instructions from Required Lenders at such time. Any action taken or failure to act pursuant to instructions of Required Lenders shall be binding on all Lenders and any other holder of all or any portion of any Loan or any interest or participation therein. Except for actions expressly required of the Administrative Agent under this Agreement, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include a requirement for cash collateral) of the Lender's indemnity obligations under this Article XII in respect of any and all liability and expense that the Administrative Agent may incur by reason of taking or continuing to take any such action.

          SECTION 12.5 RELIANCE BY THE ADMINISTRATIVE AGENT. The Administrative Agent may rely upon written or telephonic communications it believes to be genuine and to have been signed, sent or made by the proper person. The Administrative Agent may obtain the advice of legal counsel (including, for matters concerning the Borrower, counsel for the Borrower), independent public accountants and other experts selected by it and shall have no liability for action or inaction in good faith based upon such advice.

          SECTION 12.6 INDEMNIFICATION OF THE ADMINISTRATIVE AGENT. To the extent the Administrative Agent is not reimbursed and indemnified by the Borrower, each Lender will reimburse and indemnify the Administrative Agent, to the extent of such Lender's Percentage Share, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever (including all expenses) which may be imposed on, incurred by or asserted against the Administrative Agent in performing its duties hereunder or otherwise relating to the Note Documents or any other documents contemplated hereby or thereby (including any costs and expenses that any Loan Party is obligated but fails to reimburse) or in the enforcement of any of the terms hereof or thereof. Notwithstanding the foregoing, no Lender shall be liable to the Administrative Agent: (a) to the extent of losses directly resulting from the Administrative Agent's gross negligence or willful misconduct; or (b) with respect to any loss of principal of or interest on the Administrative Agent's Loans.

          SECTION 12.7 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. In its individual capacity, the Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise them as though it was not performing the duties of an agent for the Lenders. The Administrative Agent and its Affiliates may lend money to, acquire equity interests in, and generally engage in any kind of investment banking, financial advisory or other business with the Borrower or any Affiliate of the Borrower as if it were not performing the duties of an agent for the Lenders, and may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to any Lender.

          SECTION 12.8 SUCCESSOR ADMINISTRATIVE AGENT.

          (a) The Administrative Agent may, upon five Business Days' notice to the Lenders and the Borrower, resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such notice of resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably delayed or withheld and shall not be required if any Default is then continuing). If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after notice of the Administrative Agent's retirement or resignation, then the retiring the Administrative Agent may, on behalf of the Lenders, appoint one of the Lenders as successor Administrative Agent.

          (b) Upon its acceptance of the agency hereunder, a successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. The retiring Administrative Agent shall continue to have the benefit of this Article XII for any action or inaction while it was the Administrative Agent.

          SECTION 12.9 COLLATERAL; REMEDIES. Each of the Loan Parties and the Lenders hereby acknowledges that the Administrative Agent shall have no duties or obligations with respect to any Collateral or the selection or enforcement of any remedies hereunder or under any other Note Document.

          SECTION 12.10 DEFAULTS. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default unless the Administrative Agent has received notice from a Lender or from the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." If the Administrative Agent receives such a notice, then the Administrative Agent shall give prompt notice thereof to the Lenders, but in no event shall the Administrative Agent be required to take or refrain from taking any other action with respect to any Default or Event of Default.

          SECTION 12.11 MISCELLANEOUS. Notwithstanding anything to the contrary in this Agreement, the Administrative Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Note Document that affects its duties, rights or functions hereunder or thereunder in such capacity unless the Administrative Agent shall have given its prior written consent thereto. The Administrative Agent shall have no liabilities or responsibilities to any Loan Party or any Lender on account of any Lender's (except the Administrative Agent's) or Loan Party's failure to perform its obligations hereunder or under any other Note Document. Without requiring the consent of any Loan Party or any Lender, the Administrative Agent may at any time and from time to time transfer its functions as the Administrative Agent hereunder and under the other Note Documents to any of its offices wherever located in the United States, provided that the Administrative Agent shall promptly notify the Borrower and the Lenders of any such transfer.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                                STARWOOD HOTELS & RESORTS
                                   WORLDWIDE, INC.


                                By:   /s/ Jonathan H. Yellen
                                      --------------------------------
                                       Title: Vice President, Associate General
                                              Counsel and Assistant Secretary


                                STARWOOD HOTELS & RESORTS


                                By:   /s/ Jonathan H. Yellen
                                      --------------------------------
                                       Title: Assistant Secretary


                                LEHMAN COMMERCIAL PAPER INC.,
                                as Administrative Agent


                                By:   /s/ William Gallagher
                                      --------------------------------
                                       Title: Authorized Signatory


                                BT ALEX. BROWN INCORPORATED


                                By:
                                      --------------------------------
                                       Name:
                                       Title:

                           CHASE SECURITIES INC.


                           By:
                                 --------------------------------
                                 Name:
                                 Title:

                           LENDERS:
                           LEHMAN COMMERCIAL PAPER INC

                           By:   /s/ William J. Gallagher
                                 --------------------------------
                                 Title: Authorized Signatory

                           SYNDICATED LOAN FUNDING TRUST

                           By:   /s/ William J. Gallagher
                                 --------------------------------
                                 Title: Authorized Signatory


                           GUARANTORS:


                           SLT REALTY LIMITED PARTNERSHIP,
                           a Delaware limited partnership

                           By: Starwood Hotels & Resorts, a Maryland real estate investment trust, its general partner


                                 By:   /s/ Jonathan H. Yellen
                                       --------------------------
                                           Title: Assistant Secretary


                           ITT CORPORATION, a Nevada corporation


                           By:   /s/ Jonathan H. Yellen
                                 --------------------------------
                                 Title: Vice President and Assistant Secretary



                           CHARLESTON HOTEL ASSOCIATES, LLC,
                           a New Jersey limited liability company,

                           CRYSTAL CITY HOTEL ASSOCIATES, LLC,
                           a New Jersey limited liability company,

                           LONG BEACH HOTEL ASSOCIATES, LLC,
                           a New Jersey limited liability company,

                           SANTA ROSA HOTEL ASSOCIATES, LLC,
                           a New Jersey limited liability company,

                           SLT ALLENTOWN LLC,
                           a Delaware limited liability company,

                           SLT ARLINGTON LLC,
                           a Delaware limited liability company,

                           SLT ASPEN DEAN STREET, LLC,
                           a Delaware limited liability company,

                           SLT BLOOMINGTON LLC,
                           a Delaware limited liability company,

                           SLT DANIA LLC,
                           a Delaware limited liability company,

                           SLT DC MASSACHUSETTS AVENUE, LLC,
                           a Delaware limited liability company,

                           SLT INDIANAPOLIS LLC,
                           a Delaware limited liability company,

                           SLT KANSAS CITY LLC,
                           a Delaware limited liability company,

                           SLT LOS ANGELES LLC,
                           a Delaware limited liability company,

                           SLT MINNEAPOLIS LLC,
                           a Delaware limited liability company,

                           SLT PALM DESERT LLC,
                           a Delaware limited liability company,

                           SLT PHILADELPHIA LLC,
                           a Delaware limited liability company,

                           SLT REALTY COMPANY, LLC,
                           a Delaware limited liability company,

                           SLT SAN DIEGO LLC,
                           a Delaware limited liability company,

                           SLT SOUTHFIELD LLC,
                           a Delaware limited liability company,

                           SLT ST. LOUIS LLC,
                           a Delaware limited liability company,

                           SLT TUCSON LLC,
                           a Delaware limited liability company,

                           STARLEX LLC,
                           a New York limited liability company,

                           STARWOOD ATLANTA II LLC,
                           a Delaware limited liability company,

                           STARWOOD ATLANTA LLC,
                           a Delaware limited liability company,

                           STARWOOD MISSION HILLS, L.L.C.,
                           a Delaware limited liability company,

                           STARWOOD NEEDHAM LLC,
                           a Delaware limited liability company,

                           STARWOOD WALTHAM LLC,
                           a Delaware limited liability company,

                           By:   SLT Realty Limited Partnership,
                                 a Delaware limited partnership, the managing
                                 member of each of the above listed entities

                                 By:   Starwood Hotels & Resorts,
                                       a Maryland real estate investment trust,
                                       its general partner


                                       By:   /s/ Jonathan H. Yellen
                                             ---------------------------
                                             Title: Assistant Secretary


                                BW HOTEL REALTY, LP,
                                a Maryland limited partnership,

                                CP HOTEL REALTY, LP,
                                a Maryland limited partnership,

                                EDISON HOTEL ASSOCIATES, LP,
                                a New Jersey limited partnership,

                                NOVI HOTEL ASSOCIATES, LP,
                                a Delaware limited partnership,

                              PARK RIDGE HOTEL ASSOCIATES LP,
                              a Delaware limited partnership,

                              SLT FINANCING PARTNERSHIP,
                              a Delaware general partnership,

                              SLT HOUSTON BRIAR OAKS, LP,
                              a Delaware limited partnership,

                              VIRGINIA HOTEL ASSOCIATES, LP,
                              a Delaware limited partnership,

                              PRUDENTIAL HEI JOINT VENTURE,
                              a Georgia general partnership,

                              By:  SLT Realty Limited Partnership,
                                   a Delaware limited partnership, the general
                                   partner of each of the above listed entities

                                   By:  Starwood Hotels & Resorts,
                                        a Maryland real estate investment trust,
                                        its general partner


                                        By:  /s/ Jonathan H. Yellen
                                             -----------------------------
                                             Title: Assistant Secretary

                              HEI HOTELS, L.L.C.,
                              a Delaware limited liability company,

                              SLC CENTRAL PARK SOUTH, LLC,
                              a Delaware limited liability company,

                              SLC INDIANAPOLIS LLC,
                              a Delaware limited liability company,

                              STARWOOD MANAGEMENT COMPANY, LLC,
                              a Delaware limited liability company,

                              By:  SLC Operating Limited Partnership,
                                   a Delaware limited partnership, the managing
                                   member of each of the above listed entities

                                   By:  Starwood Hotels & Resorts
                                        Worldwide, Inc., a Maryland corporation,
                                        its general partner


                                        By:  /s/ Jonathan H. Yellen
                                             -----------------------------
                                             Title: Vice President, Associate
                                               General Counsel and Assistant
                                               Secretary

                              SLC OPERATING LIMITED PARTNERSHIP,
                              a Delaware limited partnership,

                              By: Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation, its general partner


                                   By:  /s/ Jonathan H. Yellen
                                        -----------------------------
                                        Title: Vice President, Associate General
                                               Counsel and Assistant Secretary


                              MILWAUKEE BROOKFIELD LP,
                              a Wisconsin limited partnership,
                              By:  SLC Operating Limited Partnership,
                                   a Delaware limited partnership, the general
                                   partner of each of the above listed entities

                                   By:  Starwood Hotels & Resorts
                                            Worldwide, Inc., a Maryland
                                            Corporation, its general partner


                                        By:  /s/ Jonathan H. Yellen
                                             -----------------------------
                                             Title: Vice President, Associate
                                                       General Counsel and
                                                       Assistant Secretary

                                ITT BROADCASTING CORP.,
                                a Delaware corporation


                                By:   /s/ Jonathan H. Yellen
                                      -----------------------------
                                      Title: Vice President and Assistant
                                        Secretary

                                ITT SHERATON CORPORATION,
                                a Delaware corporation,

                                DESTINATION SERVICES OF SCOTTSDALE, INC., a Delaware corporation,

                                GENERAL FIDUCIARY CORPORATION,
                                a Massachusetts corporation,

                                GLOBAL CONNEXIONS INC.,
                                a Delaware corporation,

                                ITT SHERATON RESERVATIONS CORPORATION,
                                a Delaware corporation,

                                MANHATTAN SHERATON CORPORATION,
                                a New York corporation,

                                SAN DIEGO SHERATON CORPORATION,
                                a Delaware corporation,

                                SAN FERNANDO SHERATON CORPORATION,
                                a Delaware corporation,

                                SHERATON 45 PARK CORPORATION,
                                a Delaware corporation,

                                SHERATON ASIA-PACIFIC CORPORATION,
                                a Delaware corporation,

                                SHERATON BOSTON CORPORATION
                                a Massachusetts corporation,

                                SHERATON CALIFORNIA CORPORATION,
                                a Delaware corporation,

                                SHERATON FLORIDA CORPORATION,
                                a Delaware corporation,

                               SHERATON HARBOR ISLAND CORPORATION,
                               a Delaware corporation,

                               SHERATON HARTFORD CORPORATION,
                               a Connecticut corporation,

                               SHERATON HAWAII HOTELS CORPORATION,
                               a Hawaii corporation,

                               SHERATON INTERNATIONAL, INC.,
                               a Delaware corporation,

                               SHERATON INTERNATIONAL DE MEXICO, INC.,
                               a Delaware corporation,

                               SHERATON MANAGEMENT CORPORATION,
                               a Delaware corporation,

                               SHERATON OVERSEAS MANAGEMENT CORPORATION, a Delaware corporation,

                               SHERATON WARSAW CORPORATION,
                               a Delaware corporation,

                               SHERATON MIAMI CORPORATION,
                               a Delaware corporation,

                               SHERATON MIDDLE EAST MANAGEMENT CORPORATION, a Delaware corporation,

                               SHERATON NEW YORK CORPORATION,
                               a New York corporation,

                               SHERATON OVERSEAS TECHNICAL SERVICES CORPORATION, a Delaware corporation,

                               SHERATON PEACHTREE CORPORATION,
                               a Delaware corporation,

                               SHERATON PHOENICIAN CORPORATION,
                               a Delaware corporation,

                               SHERATON SAVANNAH CORPORATION,
                               a Delaware corporation,

                                ST. REGIS SHERATON CORPORATION,
                                a New York corporation,

                                WORLDWIDE FRANCHISE SYSTEMS, INC.,
                                a Delaware corporation,

                                SHERATON VERMONT CORPORATION,
                                a Vermont corporation,


                                By:  /s/ Jonathan H. Yellen
                                     -----------------------------
                                     Title: Vice President and Assistant
                                        Secretary

                                HUDSON SHERATON CORPORATION LLC,
                                a Delaware limited liability company

                                By:  ITT SHERATON CORPORATION
                                     a Delaware corporation, its managing member


                                     By:  /s/ Jonathan H. Yellen
                                          ------------------------------
                                          Title: Vice President and Assistant
                                             Secretary

                                W&S DENVER CORP.,
                                a Delaware corporation,

                                W&S REALTY CORPORATION OF DELAWARE,
                                a Delaware corporation,


                                BENJAMIN FRANKLIN HOTEL, INC.,
                                a Washington corporation,

                                LAUDERDALE HOTEL COMPANY,
                                a Delaware corporation,

                                WESTIN BAY HOTEL COMPANY,
                                a Delaware corporation,

                                CINCINNATI PLAZA COMPANY,
                                a Delaware corporation,

                                TOWNHOUSE MANAGEMENT INC.,
                                a Delaware corporation,

                                WVC RANCHO MIRAGE, INC.,
                                a Delaware corporation,

                                WESTIN ASSET MANAGEMENT COMPANY,
                                a Delaware corporation,

                                WESTIN HOTEL COMPANY,
                                a Delaware corporation,

                                W&S ATLANTA CORP.,
                                a Delaware corporation,


                                By:  /s/ Jonathan H. Yellen
                                     -----------------------------
                                     Title: Vice President and Assistant
                                        Secretary

                                WESTIN SEATTLE HOTEL COMPANY,
                                a Washington general partnership,

                                By:  Benjamin Franklin Hotel, Inc.,
                                     its general partner


                                     By:  /s/ Jonathan H. Yellen
                                          -----------------------------
                                          Title: Vice President and Assistant
                                             Secretary

                                By:  W&S Realty Corporation of Delaware,
                                     its general partner

                                     By:  /s/ Jonathan H. Yellen
                                          -----------------------------
                                          Title: Vice President and Assistant
                                             Secretary

                                WESTIN PREMIER, INC.,
                                a Delaware corporation,

                                WESTIN VACATION MANAGEMENT CORPORATION,
                                a Delaware corporation,

                                WESTIN VACATION EXCHANGE COMPANY,
                                a Delaware corporation,

                                By: Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation, the sole stockholder of each of the above listed entities


                                     By:   /s/ Jonathan H. Yellen
                                           ----------------------------
                                           Title: Vice President, Associate
                                               General Counsel and Assistant
                                               Secretary

                                W&S LAUDERDALE CORP.,
                                a Delaware corporation,

                                W&S SEATTLE CORP.,
                                a Delaware corporation,

                                By: SLT Realty Limited Partnership, a Delaware limited partnership, the sole stockholder of each of the above listed entities

                                     By:   Starwood Hotels & Resorts
                                           a Maryland real estate investment
                                           trust, its general partner


                                           By: /s/ Jonathan H. Yellen
                                               -------------------------
                                               Title: Assistant Secretary

                                (1) DATA MARKETING ASSOCIATES, INC.,
                                a Nevada corporation

                                (2) DATA MARKETING ASSOCIATES EAST, INC., a Florida corporation

                                (1) P.O.C. REALTY, INC., a Colorado corporation

                                (1) THE SUCCESS COMPANIES, INC., a Nevada corporation

                                (1) SUCCESS WEST COMMUNICATIONS, INC.,
                                a Nevada corporation

                                (2) VACATION MARKETING SERVICES, INC.,
                                a Florida corporation

                                (1) VACATION TITLE SERVICES, INC.,
                                a Florida corporation

                                (1) VACATIONWORKS, INC.,
                                a Florida corporation

                                (2) VCH COMMUNICATIONS, INC.,
                                a Florida corporation

                                (2) VCH CONSULTING, INC.,
                                a Florida corporation

                                (2) VCH CONTRACTING, INC.,
                                a Florida corporation

                                (2) VCH PORTFOLIO SERVICES, INC.,
                                a Florida corporation

                                (2) VCH SALES, INC., a Florida corporation

                                (2) VCH SYSTEMS, INC., a Florida corporation

                                (2) VCH TRADEMARK, INC., a Florida corporation

                                (2) VCM OAKS, INC., a Florida corporation

                                (2) VDI2, Inc., a Florida corporation

                                (2) VISTANA ACCEPTANCE CORP.,
                                a Florida corporation

                                (2) VISTANA ADMINISTRATION, INC.,
                                a Florida corporation

                                (3) VISTANA CAVE CREEK, INC.
                                an Arizona corporation

                                (2) VISTANA DEVELOPMENT, INC.,
                                a Florida corporation d/b/a
                                Vistana Development, Ltd.

                                (1) VISTANA EAST, INC., a Florida corporation

                                (1) VISTANA INTERNATIONAL, INC.,
                                a Florida corporation,

                                (2) VISTANA MANAGEMENT, INC.,
                                a Florida corporation d/b/a
                                VISTANA MANAGEMENT, LTD.

                                (2) VISTANA MB MANAGEMENT, INC.,
                                a South Carolina corporation

                                (4) VISTANA NJ, INC., a New Jersey corporation

                                (2) VISTANA OP INVESTMENT, INC.,
                                a Florida corporation
                                (2) VISTANA PSL, INC., a Florida corporation

                                (1) VISTANA SCOTTSDALE MANAGEMENT, INC., an Arizona corporation

                                (1) VISTANA WEST, INC., a Florida corporation


                                By:  /s/ Charles E. Harris
                                     ---------------------
                                      Title: (1)  Senior Vice President and
                                                  Chief Financial Officer
                                             (2)  Vice Chairman and Chief
                                                  Financial Officer
                                             (3)  Chief Financial Officer
                                             (4)  Senior Vice President

                                 (1)  POINTS OF COLORADO, INC.,
                                        a Colorado corporation

                                 (2)  VISTANA, INC.,
                                        a Florida Corporation

                                 By: /s/ Charles E. Harris
                                     ---------------------
                                     Title:    (1) Senior Vice President and
                                                   Chief Financial Officer
                                               (2) Vice Chairman and Chief
                                                   Financial Officer



                                 SUCCESS OF ARIZONA, L.L.C., an Arizona
                                 limited liability company

                                 SUCCESS OF COLORADO, L.L.C., a Nevada
                                 limited liability company

                                 FIESTA VACATIONS, L.L.C., an Arizona
                                 limited liability company

                                 By:  Vistana West, Inc., a Florida
                                         corporation, its Manager

                                 By:  /s/ Charles E. Harris
                                      ---------------------
                                      Title:  Senior Vice President and
                                               Chief Financial Officer


                                 SUCCESS DEVELOPMENTS, L.L.C., an
                                 Arizona limited liability company

                                 By:  Points of Colorado, Inc., a Colorado
                                         corporation, its Manager

                                 By:  /s/ Charles E. Harris
                                      ---------------------
                                      Title: Senior Vice President and
                                              Chief Financial Officer

                                 SUCCESS OF COLORADO REALTY,
                                 L.L.C., a Nevada limited liability company

                                 By:  Success of Colorado, L.L.C., a
                                       Nevada limited liability company, a
                                       member

                                 By:  Vistana West, Inc., a Florida
                                       corporation, its Manager

                                 By:  /s/ Charles E. Harris
                                      ---------------------
                                      Title: Senior Vice President and
                                              Chief Financial Officer

                                 SOUTH COAST WESTIN HOTEL COMPANY,
                                 a Delaware corporation,

                                 By:  /s/ Jonathan H. Yellen
                                      ----------------------
                                      Title: Vice President and
                                              Assistant Secretary

                                 STARWOOD HOTELS & RESORTS HOLDINGS,
                                  INC.,   an Arizona corporation,

                                 By:  /s/ Jonathan H. Yellen
                                      ----------------------
                                      Title: Vice President and
                                               Assistant Secretary

                                 ITT MSG, INC.,
                                 a Delaware corporation

                                 By:  /s/ Jonathan H. Yellen
                                      ----------------------
                                      Title:  Vice President and
                                               Assistant Secretary